AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of
                                February 23, 2001
                                       and
                           amended and restated as of
                                December 4, 2003

                                      among

                          THE GREAT ATLANTIC & PACIFIC
                               TEA COMPANY, INC.,

                          THE GREAT ATLANTIC & PACIFIC
                           COMPANY OF CANADA, LIMITED

                                       and

                        The Other Borrowers Party Hereto,
                                  as Borrowers

                                       and

                            The Lenders Party Hereto,

                                       and

                              JPMORGAN CHASE BANK,
                  as U.S. Administrative Agent and U.S. Collateral Agent

                      JPMORGAN CHASE BANK, TORONTO BRANCH,
         as Canadian Administrative Agent and Canadian Collateral Agent
                         ---------------------------

                            FLEET CAPITAL CORPORATION
                                       and
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Co-Syndication Agents

                           GMAC COMMERCIAL FINANCE LLC
                                       and
                         CONGRESS FINANCIAL CORPORATION,
                           as Co-Documentation Agents

=============================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   Definitions
   Section 1.01         Defined Terms.........................................6
   Section 1.02         Classification of Loans and Borrowings...............41
   Section 1.03         Terms Generally......................................41
   Section 1.04         Accounting Terms; GAAP..... .........................41
   Section 1.05         Currencies; Exchange Rates...........................42
   Section 1.06         Borrowing Base Adjustments...........................42
   Section 1.07         Amendment and Restatement............................42

                                   ARTICLE II

                                   The Credits
   Section 2.01         Commitments..........................................44
   Section 2.02         Loans and Borrowings.................................44
   Section 2.03         Requests for Borrowings..............................45
   Section 2.04         Acceptances..........................................46
   Section 2.05         Letters of Credit....................................51
   Section 2.06         Funding of Borrowings................................56
   Section 2.07         Interest Elections...................................56
   Section 2.08         Termination, Reduction or Reallocation
                           of Commitments....................................58
   Section 2.09         Repayment of Loans; Evidence of Debt.................60
   Section 2.10         Prepayment of Loans..................................61
   Section 2.11         Fees.................................................63
   Section 2.12         Interest.............................................64
   Section 2.13         Alternate Rate of Interest...........................65
   Section 2.14         Increased Costs......................................66
   Section 2.15         Break Funding Payments...............................67
   Section 2.16         Taxes................................................67
   Section 2.17         Payments Generally; Pro Rata Treatment;
                            Sharing of Setoffs...............................69
   Section 2.18         Mitigation Obligations; Replacement of Lenders.......71
   Section 2.19         Money of Account, etc................................72
   Section 2.20         Currency Fluctuations, etc...........................72
   Section 2.21         Consolidation of Credit Facilities...................73
   Section 2.22         Sale of Mortgaged Property...........................75

                                   ARTICLE III

                         Representations and Warranties
   Section 3.01         Organization; Powers.................................76
   Section 3.02         Authorization; Enforceability........................76
   Section 3.03         Governmental Approvals; No Conflicts.................76
   Section 3.04         Financial Condition; No Material Adverse Change......76
   Section 3.05         Properties...........................................77
   Section 3.06         Litigation and Environmental Matters.................77
   Section 3.07         Compliance with Laws and Agreements..................77
   Section 3.08         Investment and Holding Company Status................77
   Section 3.09         Taxes................................................77
   Section 3.10         Employee Benefit Plans...............................78
   Section 3.11         Disclosure...........................................78
   Section 3.12         Subsidiaries.........................................78
   Section 3.13         Insurance............................................78
   Section 3.14         Labor Matters........................................78
   Section 3.15         Security Documents...................................79

                                   ARTICLE IV

                                   Conditions
   Section 4.01         Effective Date.......................................80
   Section 4.02         Each Credit Event....................................83

                                    ARTICLE V

                              Affirmative Covenants
   Section 5.01         Financial Statements and Other Information...........83
   Section 5.02         Notices of Material Events...........................85
   Section 5.03         Information Regarding Collateral.....................86
   Section 5.04         Existence; Conduct of Business.......................87
   Section 5.05         Payment of Obligations...............................87
   Section 5.06         Maintenance of Properties............................87
   Section 5.07         Insurance............................................87
   Section 5.08         Casualty and Condemnation............................88
   Section 5.09         Books and Records; Inspection and Audit Rights.......88
   Section 5.10         Compliance with Laws.................................89
   Section 5.11         Use of Proceeds and Letters of Credit................89
   Section 5.12         Additional Subsidiaries..............................89
   Section 5.13         Tri-Party Agreements.................................89
   Section 5.14         Further Assurances...................................90
   Section 5.15         Control Agreements, Irrevocable
                             Letters of Instruction, Etc.....................90
   Section 5.16         Priority of Claims Waivers...........................90
   Section 5.17         Benefit Plans Payments...............................90

                                   ARTICLE VI

                               Negative Covenants
   Section 6.01         Indebtedness; Certain Equity Securities..............90
   Section 6.02         Liens................................................92
   Section 6.03         Fundamental Changes..................................93
   Section 6.04         Investments, Loans, Advances, Guarantees
                           and Acquisitions..................................93
   Section 6.05         Asset Sales..........................................94
   Section 6.06         Sale and Leaseback Transactions......................95
   Section 6.07         Hedging Agreements...................................95
   Section 6.08         Restricted Payments; Certain Payments of
                           Indebtedness......................................95
   Section 6.09         Transactions with Affiliates.........................96
   Section 6.10         Restrictive Agreements...............................96
   Section 6.11         Amendment of Material Documents......................97
   Section 6.12         Fixed Charge Coverage Ratio..........................97
   Section 6.13         [Reserved]...........................................97
   Section 6.14         [Reserved]...........................................97
   Section 6.15         Limitation on Change in Fiscal Year..................97

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                                   The Agents

                                   ARTICLE IX

                                  Miscellaneous
   Section 9.01         Notices.............................................102
   Section 9.02         Waivers; Amendments.................................102
   Section 9.03         Expenses; Indemnity; Damage Waiver..................104
   Section 9.04         Successors and Assigns..............................105
   Section 9.05         Survival............................................108
   Section 9.06         Counterparts; Integration; Effectiveness............108
   Section 9.07         Severability........................................109
   Section 9.08         Right of Setoff.....................................109
   Section 9.09         GOVERNING LAW; Jurisdiction; Consent
                         to Service of Process..............................109
   Section 9.10         WAIVER OF JURY TRIAL................................110
   Section 9.11         Headings............................................110
   Section 9.12         Confidentiality.....................................110
   Section 9.13         Interest Rate Limitation............................111



SCHEDULES:

Schedule A            --    Priming Jurisdictions
Schedule B            --    U.S. Distribution Centers
Schedule 1            --    Mortgaged Properties
Schedule 1(a)         --    Existing Letters of Credit
Schedule 2.01         --    Commitments
Schedule 3.06         --    Disclosed Matters
Scheduled 3.10(b)     --    Foreign Employee Benefit Plan Underfunding
Schedule 3.12         --    Subsidiaries
Schedule 3.13         --    Insurance
Schedule 3.15(b)      --    UCC Filings
Schedule 3.15(c)      --    U.S. Intellectual Property Filings
Schedule 3.15(d)      --    Canadian Intellectual Property Filings
Schedule 3.15(f)      --    Accounts Not Subject to Control Arrangement
Schedule 6.01         --    Existing Indebtedness
Schedule 6.02         --    Existing Liens
Schedule 6.04         --    Existing Investments
Schedule 6.10         --    Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Borrowing Base Certificate
Exhibit C -- Form of Amended and Restated Canadian Guarantee Agreement Exhibit D -- Form of Amended and Restated Canadian Pledge Agreement Exhibit E -- Form of Amended and Restated Canadian Security Agreement Exhibit F -- Form of Discount Note
Exhibit G -- Form of Amended and Restated Indemnity, Subrogation and
             Contribution Agreement
Exhibit H -- Form of Perfection Certificate
Exhibit I -- Form of Amended and Restated U.S. Guarantee Agreement Exhibit J -- Form of Amended and Restated U.S. Pledge Agreement Exhibit K -- Form of Amended and Restated U.S. Security Agreement Exhibit L -- Form of Notice of Drawing
Exhibit M -- [Reserved]
Exhibit N -- Form of Opinion General Counsel of the Company
Exhibit O -- Form of Opinion of Cahill Gordon & Reindel LLP
Exhibit P -- Form of Opinion of Miller Thomson LLP

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 4, 2003, among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, THE GREAT ATLANTIC & PACIFIC COMPANY OF CANADA, LIMITED, a Canadian corporation, the other BORROWERS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, as U.S. Administrative Agent and U.S. Collateral Agent, JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent, FLEET CAPITAL CORPORATION and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agents and GMAC COMMERCIAL FINANCE LLC and CONGRESS FINANCIAL CORPORATION, as Co-Documentation Agents.



         The parties hereto agree as follows:

ARTICLE I
                                   Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
                  -------------

         "2004 Notes" means the Company's 7.70% Senior Notes issuance in the original principal amount of U.S.$200,000,000 due January 15, 2004.

         "2007 Notes" means the Company's 7.75% Senior Notes issuance in the original principal amount of U.S.$300,000,000 due April 15, 2007.

         "2011 Notes" means the Company's 9.125% Senior Notes issuance in the original principal amount of U.S.$275,000,000 due December 15, 2011.

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acceptance" means a Draft drawn by the Canadian Borrower on a Canadian Lender conforming to the requirements of Section 2.04 and accepted by such Canadian Lender in accordance with Section 2.04(c). As the context shall require, "Acceptance" shall also have the meaning ascribed to it in Section 2.04(j).

         "Acceptance Equivalent Loan" means an advance made under this Agreement by a Canadian Lender evidenced by a Discount Note.

         "Acceptance Exposure" means, at any time, the aggregate principal amount of the outstanding Acceptances and Acceptance Equivalent Loans at such time, expressed in U.S. Dollars. The Acceptance Exposure of any Canadian Lender at any time shall be its Applicable Percentage of the aggregate Acceptance Exposure at such time.

         "Acceptance Fee" has the meaning assigned to it in Section 2.11(d).

         "Acceptance Obligation" means, in respect of each Acceptance, the obligation of the Canadian Borrower to pay to the Canadian Lender that accepted such Acceptance the face amount thereof as required by Section 2.04(e).

         "Adjusted LIBO Rate" means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agents" means the U.S. Administrative Agent and the Canadian Administrative Agent.
          ---------------------

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by an Administrative Agent.

         "Affected Eurodollar Loan" has the meaning assigned to such term in
Section 2.10(e).

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" means the Administrative Agents and the Collateral Agents.
          ------

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus one hundred bps (1.0%) and (c) the Federal Funds Effective Rate in effect on such day plus fifty bps (0.5%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, (i) in the case of a Canadian Lender in respect of its Canadian Commitment or any extension of credit thereunder, the percentage of the total Canadian Commitments represented by such Canadian Lender's Commitment, or (ii) in the case of a U.S. Lender in respect of its U.S. Commitment or any extension of credit thereunder, the percentage of the total U.S. Commitments represented by such U.S. Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the U.S. Commitments or Canadian Commitments, as applicable, most recently in effect, after giving effect to any assignments and reallocations pursuant to Section 2.08.

         "Applicable Rate" means, for any Interest Payment Date with respect to any ABR Loan, Eurodollar Loan or Canadian Prime Loan, or any payment date with respect to the Acceptance Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Canadian Prime Spread" or "Acceptance Fee Rate", as the case may be, based upon the Trailing Borrowing Base Availability for the immediately preceding ninety (90) day period:



============================== ===================== ===================== ===================== =====================
                                                          Eurodollar
  Trailing Borrowing Base           ABR Spread       --------------------    Canadian Prime         Acceptance Fee
  ------------------------          ----------                               ---------------        --------------
       Availability**                                       Spread                Spread                 Rate
       ------------                                         ------                ------                 ----
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
          Level 1*               zero bps (0.00%)      two hundred bps       zero bps (0.00%)      two hundred bps
          -------
      U.S.$300,000,000+                                    (2.00%)                                     (2.00%)
      -----------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
           Level 2
    U.S.$250,000,000.00-         twenty-five bps      two hundred twenty     twenty-five bps      two hundred twenty
    --------------------
     U.S.$299,999,999.99             (0.25%)           five bps (2.25%)          (0.25%)           five bps (2.25%)
     -------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
           Level 3
    U.S.$200,000,000.00-        fifty bps (0.50%)     two hundred fifty     fifty bps (0.50%)     two hundred fifty
    --------------------
     U.S.$249,999,999.99                                 bps (2.50%)                                 bps (2.50%)
     -------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
           Level 4
    U.S.$150,000,000.00-         seventy five bps    two hundred seventy     seventy five bps    two hundred seventy
    --------------------
     U.S.$199,999,999.99             (0.75%)           five bps (2.75%)          (0.75%)           five bps (2.75%)
     -------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
           Level 5
    U.S.$100,000,000.00-         one hundred bps      three hundred bps      one hundred bps      three hundred bps
    --------------------
     U.S.$149,999,999.99             (1.00%)               (3.00%)               (1.00%)               (3.00%)
     -------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
           Level 6                                      three hundred                               three hundred
           -------
    U.S.$0-U.S.$99,999.99       one hundred twenty     twenty five bps      one hundred twenty     twenty five bps
    ---------------------
                                 five bps (1.25%)          (3.25%)           five bps (1.25%)          (3.25%)
------------------------------ --------------------- --------------------- --------------------- ---------------------
----------------------------------------------------------------------------------------------------------------------
*  The spreads/rate set forth in Level 1 shall only be applicable in the event that the Company maintains the Ratings Requirement. In the event that the
   Company does not maintain the Ratings Requirement, and the Company has a
   Trailing Borrowing Base Availability of at least U.S.$300,000,000, then the
   Applicable Rate shall be determined in accordance with the spreads/rate set forth in Level 2. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
** Notwithstanding the foregoing, if a Default has occurred or is continuing, the spreads/rate rating shall be deemed to be the spreads/rate set forth in
   Level 6, and interest shall be payable in accordance with Section 2.12.
======================================================================================================================




         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a BIF member (as defined in 12 C.F.R. Part 327 (or any successor provision)) classified as "well-capitalized" within the meaning of 12 C.F.R. Part 327 (or any successor provision) and within supervisory Subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the U.S. Administrative Agent to be representative of the cost of such insurance to the U.S. Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the related Administrative Agent, in the form of Exhibit A or any other form approved by the related Administrative Agent.

         "Availability Period" means, with respect to any Lender or its Commitment, the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of such Commitment.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate, plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowers" means the U.S. Borrowers and the Canadian Borrower.
          ---------

         "Borrowing" means a group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Base" means either the Canadian Borrowing Base or the U.S. Borrowing Base, as the context requires.

         "Borrowing Base Availability" means the sum of the U.S. Availability and the Canadian Availability minus (to the extent included in Canadian Availability but without duplication) the amount of any excess U.S. Borrowing Base included in Canadian Availability.

         "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Company which shall include appropriate exhibits, schedules, supporting documentation, and additional reports (i) as outlined in Schedule 1 to Exhibit B and (ii) as reasonably requested by the Administrative Agent.

         "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

         "bps" means basis points.
          ---

         "Business Day" means, as the context shall require, a U.S. Business Day, a Canadian Business Day, or both.
          ------------

         "Calculation Date" means the last U.S. Business Day of each calendar week.

         "Canadian Administrative Agent" means JPMorgan Chase Bank, Toronto Branch, a Canadian chartered bank, in its capacity as administrative agent for the Canadian Lenders hereunder, together with its successors and assigns.

         "Canadian Availability" means the amount by which the lesser of the aggregate outstanding Canadian Commitment or the Canadian Borrowing Base, within all applicable sublimits, exceeds the sum of the Canadian Exposure plus the excess, if any, of (A) the U.S. Borrowing Base then in effect minus (B) the total U.S. Exposure.

          "Canadian Borrower" means The Great Atlantic & Pacific Company of Canada, Limited, a Canadian corporation.

         "Canadian Borrowing" means a Borrowing comprised of Canadian Loans.
          ------------------

         "Canadian Borrowing Base" means, on any date (subject to adjustment as provided in Section 1.06), the aggregate value of the Canadian assets of the Canadian Borrower and the Canadian Loan Parties, in an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Canadian Administrative Agent in accordance with Section 5.01(f), absent any error in such Borrowing Base Certificate) that is equal to the sum of (in each case expressed in U.S. Dollars):

         (a) the lesser of (x) the product of (A) 85% and (B) the Net Recovery Rate and (C) the aggregate amount of Eligible Inventory (expressed in U.S. Dollars) and (y) 65% of Eligible Inventory, plus

         (b) the product of (x) 90% (or such other rate as determined from time to time by the Canadian Administrative Agent in its commercially reasonable discretion) and (y) all Eligible Credit Card Account Receivables, plus

         (c) the product of (x) 85% (or such other rate as determined from time to time by the Canadian Administrative Agent in its commercially reasonable discretion) and (y) Eligible Coinstar Receivables, plus

         (d) the product of (x) 85% (or such other rate as determined from time to time by the Canadian Administrative Agent in its commercially reasonable discretion) and (y) Eligible Third Party Insurance Provider Accounts Receivables, minus

         (e) the sum of (i) the aggregate dollar amount (expressed in U.S. Dollars) represented by gift certificates then outstanding and entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day, (ii) the Canadian Reserve for Leasehold Obligations and (iii) the maximum aggregate amount (after giving effect to any netting agreements) that the Canadian Borrower and the Canadian Loan Parties would be required to pay under any Hedging Agreements secured by the Security Agreements, the obligations under which constitute Canadian Obligations if such Hedging Agreements were terminated, and determined as of the most recent date for which financial statements have been delivered pursuant to
Section 5.01(a), (b) or (c), as applicable, minus

         (f) the sum of (x) the Canadian Vendor Retention of Title Reserve and
(y) the amount of any additional reserve required to be maintained by any Loan Party pursuant to the terms hereof.

         The Canadian Borrowing Base shall be computed for each calendar week, as required by Section 5.01(f), and established based upon the most recent Borrowing Base Certificate delivered to each Administrative Agent and shall remain in effect until the delivery to each Administrative Agent of a subsequent Borrowing Base Certificate.

         "Canadian Business Day" means any day that is not a Saturday, Sunday or legal holiday in the Province of Ontario, on which banks are open for business in Toronto; provided that when used in connection with a Eurodollar Loan, the term "Canadian Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

         "Canadian Collateral Agent" means JPMorgan Chase Bank, an authorized foreign bank named in Schedule III to the Bank Act (Canada), acting through its Toronto Branch, in its capacity as collateral agent for the Canadian Secured Parties under the applicable Security Documents, together with its successors and assigns.

         "Canadian Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Canadian Loans, to acquire participations in any Canadian Letter of Credit and to accept Acceptances hereunder, expressed as an amount in U.S. Dollars representing the maximum aggregate amount of such Lender's Canadian Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to paragraph (a), (b) or (c) of Section 2.08 or pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to reallocations pursuant to paragraph (d) of Section
2.08 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Canadian Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Canadian Commitment, as applicable. The initial aggregate amount of the Lenders' Canadian Commitments is Seventy Million U.S. Dollars (U.S.$70,000,000).

         "Canadian Distribution Centers" means (i) the warehouse facilities operated by the Canadian Loan Parties and located in Ontario, Canada and (ii) any warehouse facility located in Canada and operated by the Canadian Loan Parties that is designated as a Canadian Distribution Center from time to time by (a) giving 30 days prior written notice to the Administrative Agents and (b) effecting the execution, filing and recordation of such financing statements and taking any and all such further actions as may be reasonably requested by the Administrative Agents.

         "Canadian Dollar Equivalent" means, with respect to an amount of U.S. Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to U.S. Dollars on such date.

         "Canadian Dollars" and the symbol "Cdn.$" mean the lawful currency of Canada.
          ----------------                  -----

         "Canadian Exposure" means, at any time, the aggregate principal amount of outstanding Acceptance Exposure, Canadian Loans and Canadian L/C Exposure at such time, in each case expressed in U.S. Dollars. The Canadian Exposure of any Canadian Lender at any time shall be the sum of its Acceptance Exposure and Canadian L/C Exposure plus the aggregate principal amount of its outstanding Canadian Loans at such time, in each case expressed in U.S. Dollars.

         "Canadian Guarantee Agreement" means the Amended and Restated Canadian Guarantee Agreement, among the Canadian Loan Parties and the Canadian Collateral Agent, substantially in the form of Exhibit C.

         "Canadian Issuing Bank" means JPMorgan Chase Bank, Toronto Branch, or such other financial institution as may be approved by the Administrative Agents and the Company, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of the Canadian Issuing Bank, in which case the term "Canadian Issuing Bank" shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate. In the event that there is more than one Canadian Issuing Bank at any time, references herein and in the other Loan Documents to the Canadian Issuing Bank shall be deemed to refer to the Canadian Issuing Bank in respect of the applicable Canadian Letter of Credit or to all Canadian Issuing Banks, as the context requires.

         "Canadian L/C Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements made pursuant to Canadian Letters of Credit that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time, in each case expressed in U.S. Dollars. The Canadian L/C Exposure of any Canadian Lender at any time shall mean its Applicable Percentage of the aggregate Canadian L/C Exposure at such time.

         "Canadian Lender" means any Lender that has a Canadian Commitment or any Canadian Exposure. The initial Canadian Lenders are listed on Schedule 2.01 under the caption "Canadian Lenders".

         "Canadian Letter of Credit" means any Letter of Credit issued by the Canadian Issuing Bank for the account of the Canadian Borrower. Each Existing Canadian Letter of Credit shall be deemed to constitute a Canadian Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

         "Canadian Loan" means a Loan made pursuant to paragraph (b) of Section 2.01.

         "Canadian Loan Parties" means each Canadian Subsidiary identified as a "Canadian Loan Party" on Schedule 3.12 and each Canadian Subsidiary made a party hereto pursuant to Section 5.12.

         "Canadian Multi-Employer Plan" means a plan which is a multi-employer pension plan as defined in the Pension Benefits Act of Ontario.

         "Canadian Obligations" has the meaning assigned to such term in the Canadian Security Agreement.

         "Canadian Pledge Agreement" means the Amended and Restated Canadian Pledge Agreement among the Canadian Loan Parties and the Canadian Collateral Agent, substantially in the form of Exhibit D.

         "Canadian Prime" means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

         "Canadian Prime Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (i) the rate per annum publicly announced from time to time by JPMorgan Chase Bank, Toronto Branch as its prime rate in effect at its principal office in Toronto and (ii) the one-month CDOR Rate plus one hundred bps (1.00%) per annum.

         "Canadian Priming Jurisdiction" means any jurisdiction listed on Schedule A hereto, which schedule may be revised by the Administrative Agents to reflect changes in applicable law. The Administrative Agent shall provide the Company with ten (10) days' prior written notice of any revisions to the jurisdictions listed on Schedule A hereto.

          "Canadian Reserve for Leasehold Obligations" means, on any date, the aggregate amount of Leasehold Obligations of the Canadian Loan Parties due and owing with respect to properties of a vendor, landlord, public warehouse operator or other third party bailee located in a Canadian Priming Jurisdiction that has not provided a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agents; for each such property the amount of Leasehold Obligations shall be either (x) within ninety (90) days of the Effective Date, one month's Leasehold Obligations or (y) from and after the ninetieth day following the Effective Date, either (i) the next two months' Leasehold Obligations (net of any Letter of Credit amount benefiting such landlord in respect of such Leasehold Obligations) or (ii) if less than the next two months' Leasehold Obligations (net of any Letter of Credit amount benefiting such landlord in respect of such Leasehold Obligations) and at the discretion of the Administrative Agents, the fair market value of Eligible Inventory located at such property. For the avoidance of doubt, the amount of Leasehold Obligations for any property for which a satisfactory Priority of Claims Waiver is delivered by a vendor, landlord, public warehouse operator or other third party bailee, shall be zero.

         "Canadian Secured Parties" has the meaning assigned to such term in the Canadian Security Agreement.

         "Canadian Security Agreement" means the Amended and Restated Canadian Security Agreement among the Canadian Loan Parties and the Canadian Collateral Agent, substantially in the form of Exhibit E.

         "Canadian Stores" means all supermarket retail locations of the Canadian Borrower and other Canadian Loan Parties selling Inventory owned by the Canadian Loan Parties.

         "Canadian Subsidiary" means the Canadian Borrower and each other Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof.

         "Canadian Vendor Retention of Title Reserve" means an amount calculated by the Canadian Collateral Agent to provide for vendor liabilities relating to Canadian Inventory which may be subject to Section 81.1 of the Bankruptcy and Insolvency Act (Canada).

         "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period to the extent it exceeds any reductions in Capital Lease Obligations (other than payments that are scheduled to be made pursuant to the terms of the Capital Lease Obligations).

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" means:

(1)               United States dollars and Canadian Dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or the Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) obligations issued or fully guaranteed by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any instrumentality thereof maturing within one year from the date of acquisition and having a rating of either "A" or better from Standard & Poor's, A2 or better from Moody's or "A" or better from Dominion Bond Rating Service Limited ("DBRS");

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, banker's acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any United States or Canadian commercial bank having capital and surplus in excess of U.S.$300.0 million equivalent;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
                  (2), (3), and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least "P-2" by Moody's, at least "A-2" by Standard and Poor's or at least "R-1 (low)" from DBRS and in each case maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents if the kinds described in clauses (1) through (6) of this definition.

          "CDOR Rate" means, on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the rates applicable to Canadian Dollar bankers' acceptances for the applicable period displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m. on such day for Schedule I chartered banks, or if such day is not a Canadian Business Day then on the immediately preceding Canadian Business Day (as adjusted by a Canadian bank after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest). Each change in the Canadian Prime Rate shall be effective on the date after such change is publicly announced.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Tengelmann Warenhandelsgesellschaft, of Equity Interests representing (i) more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Company and (ii) a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company than the percentage thereof represented by Equity Interests owned by Tengelmann Warenhandelsgesellschaft; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group other than Tengelmann Warenhandelsgesellschaft; or (d) the failure by the Company to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Canadian Borrower; provided, however, that clauses (a), (b) and (c) of this definition shall not apply so long as Tengelmann Warenhandelsgesellschaft owns, directly or indirectly, beneficially and of record, Equity Interests representing more than 50.10% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or an Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Loans or U.S. Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Canadian Commitment or U.S. Commitment.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Coinstar Installation Agreements" means that certain Coinstar Installation Agreement, dated April 29, 2002 (as the same may be amended, supplemented and otherwise modified from time to time with the prior written consent of the Administrative Agents), between the Company and Coinstar, Inc., together with each other installation agreement between the Company (or any of its Subsidiaries) and Cointstar, Inc. (or any of Coinstar's Canadian affiliates) in form and substance satisfactory to the U.S. Administrative Agent.

         "Coinstar Receivable" means each "Account" (as defined in the UCC or the PPSA) together with all income, payments and proceeds thereof due and owing to the Company (or any of its Subsidiaries) by Coinstar, Inc. (or any of Coinstar, Inc.'s Canadian affiliates), pursuant to any contract between the Company (or any of its Subsidiaries) and Coinstar, Inc. (or any of Coinstar, Inc.'s Canadian affiliates), including but not limited to the Coinstar Installation Agreements.

         "Collateral" means any and all "Collateral", as defined in any applicable Security Document; and any and all "Mortgaged Property", as defined in each mortgage.

         "Collateral Agents" means the U.S. Collateral Agent and the Canadian Collateral Agent.
          -----------------

         "Commitment" means a U.S. Commitment or a Canadian Commitment, or both, as the context requires.

         "Company" means The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation.
          -------

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any extraordinary or nonrecurring non-cash charges for such period, (v) consolidated rental expense for such period attributable to stores that were permanently closed during such period plus any rent, common area maintenance, real estate taxes and other real estate related expenses related to such closure, and (vi) charges for pension withdrawal liabilities related to the permanent closing of retail and/or distribution facilities, and minus (b) without duplication (i) to the extent included in determining such Consolidated Net Income, any extraordinary or nonrecurring gains for such period, including, in the case of the closure described in clause (a)(v) of this definition, gains for such period in accordance with GAAP and (ii) cash payments made during such period in respect of store closing expenses and of pension liabilities, to the extent attributable to charges added back pursuant to clauses (a) (v) and (vi) of this definition.

         "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, without duplication and to the extent deducted in the determination of such Consolidated EBITDA, consolidated rental expense for such period.

         "Consolidated Fixed Charges" means, for any period, the sum of (a) consolidated interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), of the Company and its Subsidiaries for such period, plus (b) consolidated rental expense of the Company and its Subsidiaries for such period, determined in accordance with GAAP, plus (c) consolidated scheduled principal payments of Indebtedness of the Company and its Subsidiaries for such period, determined in accordance with GAAP.

         "Consolidated Fixed Charges Ratio" means the ratio of (a) Consolidated EBITDAR, minus consolidated non-financed capital expenditures for such period (as determined in accordance with GAAP), minus, without duplication and to the extent not deducted in the determination of such Consolidated EBITDA, the consolidated cash amount of any income taxes paid in such period, to (b) Consolidated Fixed Charges.

         "Consolidated Net Income" means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person's assets are acquired by the Company or any Subsidiary.

         "Consolidated Net Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Subsidiaries after deducting therefrom, without duplication, the sum of (a) all liabilities and liability items which under generally accepted accounting principles would be included on such balance sheet, except funded debt, liabilities in respect of Capital Lease Obligations (other than the current portion thereof), capital stock and surplus, surplus reserves and provisions for deferred income taxes, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

         "Consolidation Date" has the meaning set forth in Section 2.21(a).

         "Contemplated Sale/Leaseback Transaction" means the Company's planned sale, sale-leaseback or other mortgage or real estate financing to or with a nonaffiliated third party not a Subsidiary involving selected United States real property and fixtures thereon owned by the Company.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Control Agreement" means each Collection Deposit Letter Agreement, among the grantor thereunder, the applicable Collateral Agent and the Collection Deposit Bank named therein, each Cash Concentration Letter Agreement, among the Company, JPMorgan Chase Bank, as the depositary bank, and the applicable Collateral Agent and each other control arrangement that provides that the bank maintaining an account established by a Loan Party agrees to comply only with the instructions originated by the applicable Collateral Agent without the further consent of any Loan Party, as further described in the Security Documents.

         "Credit Card Receivables" means each "Account" (as defined in the UCC the PPSA) together with all income, payments and proceeds thereof, owed by an issuer of credit cards to a Loan Party resulting from charges by a customer of a Loan Party on credit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

         "Currency and Commodity Hedging Agreement" means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement.

         "DBRS" means Dominion Bond Rating Service and its successors.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Discount Note" means a non-interest bearing, non-negotiable promissory note of the Canadian Borrower denominated in Canadian Dollars, issued by the Canadian Borrower to a Canadian Lender, substantially in the form of Exhibit F.

         "Discount Rate" with respect to an issue of Acceptances with the same maturity date, (a) for a Canadian Lender which is a Schedule I Lender, (i) the average CDOR Rate for the applicable term and (b) for a Canadian Lender which is not a Schedule I Lender, the rate determined by the Canadian Administrative Agent based on the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the actual discount rates, calculated on the basis of a year of 365 days, for Acceptances for such term accepted by the Schedule II or III Reference Banks established in accordance with their normal practices at or about 10:00 a.m. (Toronto time) on the date of issuance of such Acceptances, but not to exceed the actual rate of discount applicable to Acceptances established pursuant to clause (a) for the same Acceptances issue plus ten bps (0.10%) per annum.

         "Distribution Center Shrink Percentage" shall be applicable to Inventory located at the Distribution Centers and shall mean, on any date, average shrink expressed in terms of cost value resulting from the physical Distribution Center inventories performed over the most recent 12 month period, expressed as a percentage of the cost value of Inventory.

         "Distribution Center Shrink Reserve" shall be equal to the product of
(a) the excess of the Distribution Center Shrink Percentage over 1%, multiplied by (b) Inventory as of the date of the most recent Borrowing Base Certificate.

         "Distribution Centers" means the U.S. Distribution Centers and the Canadian Distribution Centers.
          --------------------

         "Draft" means a depository bill issued in accordance with the Depository Bills and Notes Act (Canada) or a bill of exchange in the form used from time to time by each Canadian Lender, respectively, in connection with the creation of bankers' acceptances in accordance with the provisions of Section
2.04 and payable in Canadian Dollars.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Eligible Coinstar Receivables" means, at the time of any determination thereof, each Coinstar Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Coinstar Receivable (i) has been earned and represents the bona fide amounts due to the Company (or any of its Subsidiaries) from Coinstar, Inc. (or any of Coinstar, Inc.'s Canadian affiliates) and in each case originated in the ordinary course of business of the Company (or any of its Subsidiaries) and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as Eligible Coinstar Receivable, an Account shall indicate no person other than the Company (or one of its Subsidiaries) as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or any of its Subsidiaries, as applicable, may be obligated to rebate to a customer and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or any of its Subsidiaries to reduce the amount of such Coinstar Receivable. Unless otherwise approved from time to time in writing by the Collateral Agents, no Coinstar Receivables shall be Eligible Coinstar Receivables if, without duplication:

         (a) such Coinstar Receivables are not owned by the Company (or any of its Subsidiaries) and the Company (or any of its Subsidiaries) does not have good or marketable title to such receivables free and clear of any Lien of any Person other than the Collateral Agents;

(b) such Coinstar Receivables do not constitute "accounts" (as defined in the UCC or the PPSA, as applicable) or such receivables have been outstanding for more than ten (10) Business Days;

(c) either the Company or Coinstar, Inc. is the subject of any bankruptcy or insolvency proceedings;

(d) such Coinstar Receivables are not valid, legally enforceable obligations of Coinstar, Inc. (or any of Coinstar, Inc.'s Canadian affiliates);

(e) such Coinstar Receivables are not subject to a properly perfected security interest in favor of the Collateral Agents, or are not in form and substance reasonably satisfactory to the Administrative Agents, or are subject to any Lien (other than the Lien of the Collateral Agents) whatsoever;

(f) such Coinstar Receivables otherwise do not conform to all representations, warranties, covenants and agreements in the Loan Documents relating to receivables;

(g) the Company (or any of its Subsidiaries) has not received all consents or approvals required by the terms of the Coinstar Installation Agreements and each other agreement, instrument and/or documents executed in connection therewith (if any) necessary to grant a security interest in or otherwise assign all of its right, title and interest in and to the receivables;

(h) such Coinstar Receivables do not meet such other usual and customary eligibility criteria for receivables as the Administrative Agents may determine from time to time in their commercially reasonable discretion; or

(i) such Coinstar Receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the applicable Collateral Agent, and to the extent necessary or appropriate, endorsed to the related Collateral Agent.

         "Eligible Credit Card Accounts Receivable" means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned and represents the bona fide amounts due to the Company or other Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of the Company and the related Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (j) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, an Account shall indicate no person other than the Company or the related Loan Party (other than an Excluded Subsidiary) as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or the related Loan Party, as applicable, may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or the related Loan Party to reduce the amount of such Credit Card Receivable. Unless otherwise approved from time to time in writing by the Collateral Agents, no Credit Card Receivables shall be Eligible Credit Card Accounts Receivable if, without duplication:

(a) such Credit Card Receivables are not owned by a Loan Party and such Loan Party does not have good or marketable title to such Credit Card Receivables free and clear of any Lien of any Person other than the Collateral Agents;

(b) such Credit Card Receivables do not constitute "accounts" (as defined in the UCC or the applicable Canadian equivalent statute, as the case may be) or such Credit Card Receivables have been outstanding for more than seven (7) business days;

(c) the issuer or payment processor of the applicable credit card with respect to such Credit Card Receivables is the subject of any bankruptcy or insolvency proceedings;

(d) such Credit Card Receivables are not valid, legally enforceable obligations of the applicable issuer with respect thereto;

(e) such Credit Card Receivables are not subject to a properly perfected security interest in favor of the Collateral Agents, or are not in form and substance reasonably satisfactory to the Administrative Agent, or are subject to any Lien whatsoever other than Permitted Encumbrances contemplated by the processor agreements and for which appropriate reserves (as determined by the Administrative Agents) have not been established or maintained by the Borrowers;

(f) the Credit Card Receivables do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(g) such Credit Card Receivables do not become subject to a legal, valid, binding and enforceable Tri-Party Agreement within the timeframe set forth in
  Section 5.13 hereof;

(h) such Credit Card Receivables are subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, limited to the lesser of the balance of Credit Card Receivables or unpaid credit card processor fees;

(i) such Credit Card Receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the applicable Collateral Agent, and to the extent necessary or appropriate, endorsed to the related Collateral Agent; or

(j) such Credit Card Receivables do not meet such other usual and customary eligibility criteria for Credit Card Receivables as the Administrative Agents may determine from time to time in their commercially reasonable discretion.

         "Eligible Inventory" means, at the time of any determination thereof the Inventory of the Company or a Loan Party at the time of such determination that is not ineligible for inclusion in the Borrowing Base pursuant to any of the clauses (a) through (p) below. Without limiting the foregoing, to qualify as Eligible Inventory no person other than the Company or a Loan Party (other than an Excluded Subsidiary) shall have any direct or indirect ownership, interest or title to such Inventory and no person other than the Company or a Loan Party, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

(a) it is located at a reclamation center of any Distribution Center or is otherwise held at any Distribution Center for return to vendor;

(b) it is supplies, packaging, selling or display materials;

(c) it is produce, floral, seafood, meat, bakery, dairy, deli, or fuel;

(d) it is not owned solely by the Company or any other Loan Party or is owned by an Excluded Subsidiary;

(e) it is on consignment to the Company or any other Loan Party;

(f) it is not located at property that is owned or leased by the Company or any other Loan Party or is in transit from vendors to such a property; provided that (I) seasonal grocery, perishable and HBA in third party storage facilities located in jurisdictions other than U.S. Priming Jurisdictions or Canadian Priming Jurisdictions shall, if not otherwise excluded, be included as Eligible Inventory, minus any claims or Liens, other than Permitted Encumbrances, that vendors, landlords, public warehouse operators or any third party bailee may have against such property, from time to time, and (II) seasonal grocery, perishable and HBA located in U.S. Priming Jurisdictions or Canadian Priming Jurisdictions shall not be included in Eligible Inventory pursuant to this paragraph (g) unless either (A) the applicable vendor, landlord, public warehouse or any third party bailee has provided to the related Loan Party a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agents, or (B) the Borrowers have deposited into the Cash Concentration Account (as defined in the U.S. Security Agreement) (together with all amounts then on deposit therein) an amount equal to the U.S. Reserve for Leasehold Obligations or the Canadian Reserve for Leasehold Obligations (as applicable) with respect to such property, or (C) Borrowers' obligations to such vendor, landlord, public warehouse or third party bailee are supported by a standby letter of credit issued by a Lender pursuant to this Agreement in an amount at least equal to the applicable Canadian Reserve for Leasehold Obligations or U.S. Reserve for Leasehold Obligations;

(g) it is not located in the United States of America or Canada;

(h) it is not subject to a perfected first priority Lien, other than Permitted Encumbrances, securing the Obligations, regardless of its location;

(i) it is not in good condition, does not meet all standards imposed by any Governmental Authority having regulatory authority over it, or is not currently saleable in the normal course of business of the Company and the Subsidiaries;

(j) it is inventory located at any Distribution Center on such date that represents over 13 weeks old inventory based on date of receipt determined at an individual product level;

(k) it is Inventory that is accounted for in both the Company's Distribution Center and Store Inventory;

(l) it is accounted for in the Canadian Vendor Retention of Title Reserve;

(m) it includes any profits or transfer price additions charged or accrued in connection with transfers of Inventory between the Company and its Subsidiaries or Affiliates;

(n) it is accounted for in the Store Shrink Reserve;

(o) it is accounted for in the Distribution Center Shrink Reserve; or

(p) it is accounted for in the Company's reserve which adjusts Inventory valued under the Company's historical retail method of accounting to actual cost value.

         "Eligible Third Party Insurance Provider Accounts Receivable" means, at the time of any determination thereof, each third party insurance provider "Account" (as defined in the UCC or the PPSA, as applicable) together with all income, payments and proceeds thereof, that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned and submitted for reimbursement to, and represents the bona fide amounts due to the Company or other Loan Party (other than an Excluded Subsidiary) from, a third party insurance provider, in each case originated in the ordinary course of business of the Company and its Subsidiaries and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below. Without limiting the foregoing, to qualify as an Eligible Third Party Insurance Provider Account Receivable, a third party insurance provider account receivable shall indicate no person other than the Company or the related Loan Party (other than an Excluded Subsidiary) as payee or remittance party. In determining the amount to be so included, the face amount of such an account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or the related Loan Party, as applicable, may be obligated to rebate to a third party insurance provider pursuant to the terms of any agreement or understanding (written or oral)) and
(ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or the related Loan Party to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Collateral Agents, no third party insurance provider accounts receivable shall be Eligible Third Party Insurance Provider Accounts Receivable if, without duplication:

(a) an invoice (in form and substance satisfactory to the Administrative Agent) with respect to such third party insurance provider accounts receivable has not been sent to the applicable account debtor;

(b) such third party insurance provider accounts receivable are not due and payable in full, are subject to any bill and hold arrangement, or more than 90 days have elapsed since the date of the sale of goods giving rise to such third party insurance provider accounts receivable;

(c) the aggregate amount of accounts due from third party insurance providers exceeds Fifteen Million U.S. Dollars (U.S.$15,000,000) for which more than 60 days but not more than 90 days have elapsed since the date of the sale of goods or rendering of services giving rise to such third party insurance provider accounts receivable;

(d) such third party insurance provider accounts receivable did not arise from the provision of goods authorized by a physician's prescription, and such goods have been performed or provided;

(e) such third party insurance provider accounts receivable arose from the provision of durable medical equipment;

(f) such third party insurance provider accounts receivable are subject to any assignment, claim, lien, or security interest, except in favor of the Administrative Agent and the Lenders;

(g) such third party insurance provider accounts receivable are not valid and legally enforceable obligations of the account debtor, are subject to any claim for credit, defense, offset, chargeback, counterclaim or adjustment by the account debtor, other than any discount allowed for prompt payment, and the assignment or pledging thereof violates any agreement to which the account debtor is subject;

(h) such third party insurance provider accounts receivable did not arise in the ordinary course of business of the Company and its Subsidiaries, or a notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by the Company or the related Loan Party, or the payor thereunder shall have provided written notice to anyone of a challenge or dispute of its obligations thereunder;

(i) such third party insurance provider accounts receivable do not conform to all representations, warranties or other provisions of the Loan Documents relating to such third party insurance provider accounts receivable;

(j) such third party insurance provider accounts receivable do not become subject to a legal, valid, binding and enforceable Tri-Party Agreement within the timeframe set forth in Section 5.13 hereof;

(k) such third party insurance provider accounts receivable do not meet other usual and customary eligibility criteria for third party insurance provider accounts receivable, including the payors thereunder, as determined by the Administrative Agents in their commercially reasonable discretion; or

(l) such third party insurance provider account receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the applicable Collateral Agent, and to the extent necessary or appropriate, endorsed to the related Collateral Agent.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution or protection of the environment or the preservation or reclamation of natural resources, including those relating to the management, release or threatened release of any Hazardous Material, or to employee health and safety matters.

         "Environmental Liability" means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense or cost, contingent or otherwise (including any liability for costs of environmental remediation, or natural resource damages, administrative oversight costs, and indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) compliance or noncompliance with any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or U.S. Multiemployer Plan; or
(g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any U.S. Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a U.S. Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar" means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Exchange Act Filings" means all filings made by the Company pursuant to the Securities and Exchange Act of 1934, and the rules promulgated thereunder, since and including the annual report of the Company on Form 10-K for the fiscal year ended immediately prior to the date as of which representation and warranty is made or deemed to be made hereunder.

         "Exchange Rate" means, on any day, (a) with respect to Canadian Dollars in relation to U.S. Dollars, the spot rate at which U.S. Dollars are offered on such day by JPMorgan Chase Bank in New York City for Canadian Dollars at approximately 12:00 p.m. (New York City time), and (b) with respect to U.S. Dollars in relation to Canadian Dollars, the spot rate at which Canadian Dollars are offered on such day by JPMorgan Chase Bank in New York City for U.S. Dollars at approximately 12:00 p.m. (New York City time), as quoted generally to customers of JPMorgan Chase Bank.

         "Excluded Subsidiary" has the meaning assigned to such term in Article VII.

         "Excluded Taxes" means, with respect to either Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, by Canada, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) United States Federal withholding tax imposed with respect to amounts payable to a Non-U.S. Lender (other than a Non-U.S. Lender that acquires a U.S. commitment or any U.S. Exposure pursuant to Section 2.21(a) and any Lender that becomes subject to U.S. withholding tax pursuant to Section 2.21(b)) to the extent that the obligation to withhold such amounts existed on the date such Non-U.S. Lender became a party to this Agreement (or became an assignee through any assignment or a Participant through the purchase of any participation hereunder) or, with respect to payments to a new lending office, the date such Non-U.S. Lender designated such new lending office with respect to a Loan, (d) Canadian Federal withholding tax imposed with respect to amounts payable to a Non-Canadian Lender (other than a Non-Canadian Lender that becomes subject to Canadian Federal withholding tax pursuant to the application of Section 2.21(b)) to the extent that the obligation to withhold such amounts existed on the date such Non-Canadian Lender became a party to this Agreement (or became an assignee through any assignment or a Participant through the purchase of any participation hereunder), or, with respect to payments to a new lending office, the date such Non- Canadian Lender designated such new lending office with respect to a Loan and (e) any withholding tax that is attributable to a Lender's failure to comply with Section 2.16(e) or (h), except that clauses (c) and (d) above shall not include amounts that arise (1) with respect to an assignment or the designation of a new lending office made at the request of the Company; or
(2) to the extent the indemnity payment or additional amounts that any assignee or Lender through a new lending office would be entitled to receive do not exceed the indemnity payment or additional amounts that such assignee or person making the designation of such new lending office would have been entitled to receive in the absence of such assignment or designation.

         "Existing Canadian Letters of Credit" means the letters of credit issued prior to and outstanding as of the Effective Date, which are listed on
Schedule 1(a) under the caption "Existing Canadian Letters of Credit".

         "Existing Credit Agreement" means that certain Credit Agreement dated February 23, 2001 among the Loan Parties, the Agents and the Lenders, as amended as of such date immediately prior to the date hereof.

         "Existing U.S. Letters of Credit" means the letters of credit issued prior to and outstanding as of the Effective Date, which are listed on Schedule 1(a) under the caption "Existing U.S. Letters of Credit".

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" of any corporation means the chief financial officer, principal accounting officer, treasurer, controller or any vice president-finance, -financial services or -treasury services of such corporation.

         "Foreign Employee Benefit Plans" means any employee benefit plan (other than a Canadian Multi-Employer Plan) as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of any Canadian Loan Party, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

         "Foreign Pension Plan" means any Foreign Employee Benefit Plan which, under local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

         "Foreign Pension Plan Event" means any event with respect to a Foreign Employee Benefit Plan or Canadian Multi-Employer Plan which (a) only as to Foreign Employee Benefit Plans, would be a "reportable event" as defined in
Section 4043 of ERISA or the regulations issued thereunder if those provisions were applicable to the relevant Foreign Employee Benefit Plan or Canadian Multi-Employer Plan (other than an event for which the 30-day notice period would be waived); (b) is the termination of the plan in whole or in part at a time when it is not fully funded on a windup basis; (c) is the receipt of a proposal to wind up the plan in whole or in part issued by the Superintendent of Financial Services of Ontario; or (d) is the failure to make required contributions to a plan when such amounts are due.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee by a person shall be deemed to be an amount equal to the stated amount or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "Guarantee Agreements" means the U.S. Guarantee Agreement and the Canadian Guarantee Agreement.
          --------------------

         "Hazardous Materials" means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HBA" means health and beauty aids.

         "Hedging Agreement" means any Currency and Commodity Hedging Agreement or Interest Rate Hedging Agreement. "Increased Lender" has the meaning set forth in Section 2.08(d).

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.
          -----------------

         "Indemnity, Subrogation and Contribution Agreement" means the Amended and Restated Indemnity, Subrogation and Contribution Agreement among the Loan Parties party thereto and the Collateral Agents, substantially in the form of Exhibit G.

         "Information Memorandum" means the Confidential Information Memorandum dated October 2003 relating to the Borrowers and the Transactions.

         "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

         "Interest Payment Date" means (a) with respect to any ABR Loan or Canadian Prime Loan, the last Business Day of each calendar month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, nine or twelve months thereafter, as the applicable Borrower may elect, provided that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Interest Rate Hedging Agreement" means any interest rate protection agreement or other interest rate hedging arrangement.

         "Inventory" means all products available for sale by the Company and the other Loan Parties in the following categories as defined and classified by the Company and the other Loan Parties on a basis consistent with the Company's current and historical accounting practices: HBA, perishable, grocery, pharmacy, meat, seafood, produce, floral, bakery, deli, dairy, liquor, and fuel, each valued at cost on a basis consistent with the current and historical accounting practices (without giving effect to LIFO reserves).

         "Issuing Bank" means, as the context may require, the U.S. Issuing Bank or the Canadian Issuing Bank, and "Issuing Banks" means both of such banks.

         "L/C Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" means the U.S. L/C Exposure and the Canadian L/C
Exposure.

         "Leasehold Obligations" means, with respect to each Loan Party, all payments made (expressed in U.S. Dollars), if any, by such Loan Party with respect to rent (including fixed rent and variable rent), common area maintenance charges and other monetary obligations under any lease of real property (including any Distribution Center or Store) where any Inventory is stored or otherwise located.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any Person that ceases to be a Party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "LIBO Rate" means, for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Telerate Service, or any successor to or substitute for such Telerate Service, providing rate quotations comparable to those currently provided on such page of such Telerate Service, as determined by the applicable Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the rate at which dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the U.S. Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" means any loan made by a Lender to a Borrower pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

         "Loan Parties" means the U.S. Loan Parties and the Canadian Loan
Parties.
          ------------

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the Collateral as a whole.

         "Material Indebtedness" means Indebtedness (other than the Acceptances, Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding U.S.$10,000,000 (or its equivalent). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" means the fourth anniversary of the Effective Date; provided that if the 2007 Notes have not been defeased or refinanced with a maturity date no earlier than 180 days after the fourth anniversary of the Effective Date, then the Maturity Date shall be October 15, 2006.

         "Maximum Rate" has the meaning set forth in Section 9.13.

         "Moody's" means Moody's Investors Service, Inc. and its successors.
          -------

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations on or before the date hereof.

         "Mortgaged Property" means each parcel of real property and the improvements thereto owned by a U.S. Loan Party and identified on Schedule 1. "Mortgaged Property" shall not be deemed to include any property that has ceased to be a Mortgaged Property in accordance with the provisions of Section 2.22.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company) and (iv) all amounts deposited in trust or escrow for the benefit of any third party or to which any third party may be entitled in connection with such event, provided that any such amounts returned to the Company or any Subsidiary shall constitute Net Proceeds when received.

         "Net Orderly Liquidation Value" or "NOLV" means the estimated net income, payments and proceeds (net of all expenses) which could reasonably be realized in connection with an orderly liquidation of all Inventory or all Scripts, as the case may be, given a reasonable period of time for soliciting offers (estimated to be approximately 4 to 6 weeks) for the sale of such Inventory or Scripts on an "as is, where is" basis.

         "Net Recovery Rate" means the quotient of (x) the estimated net income, payments and proceeds from the sale, exchange, collection or other disposition of each Loan Party's Inventory (as determined on a Net Orderly Liquidation Value basis), based on an appraisal provided by an appraiser retained or approved by the Administrative Agents in consultation with the Borrowers and (y) the cost of the Eligible Inventory as of the effective date of the estimate provided pursuant to clause (x) of this definition.

         "Non-Acceptance Canadian Lender" has the meaning assigned to such term in Section 2.04(i).

         "Non-Canadian Lender" means a Lender or a Participant that is incorporated under the laws of a jurisdiction other than Canada or any Province thereof.

         "Non-U.S. Lender" means a Lender or a Participant that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

         "Notice of Drawing" means a notice requesting the issuance of Acceptances, pursuant to Section 2.04.

         "Obligations" means the U.S. Obligations and the Canadian Obligations.
          -----------

         "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PACA Liability Reserve" means an amount calculated on a monthly basis by the U.S. Collateral Agent to provide for vendor liabilities pursuant to the Perishable Agricultural Commodities Act of 1930, as amended.

         "Participant" has the meaning assigned to such term in Section 9.04(e).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Pension Plan Event" means an ERISA Event or a Foreign Pension Plan Event.

         "Perfection Certificate" means a certificate substantially in the form of Exhibit H or any other form reasonably approved by the Collateral Agents.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for Taxes, assessments and governmental charges or claims that are not yet delinquent or are being contested in compliance with Section 5.05;

                  (b) carriers', landlord's, warehousemen's, mechanics', materialmen's and repairmen's liens, statutory liens of banks and rights of set-off and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance arrangements;

                  (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody's or from DBRS;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof or under the Federal laws of Canada which has a combined capital and surplus and undivided profits of not less than U.S.$250,000,000 (or its equivalent); and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) Cash Equivalents.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a U.S. Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" means the Canadian Pledge Agreement and the U.S. Pledge Agreement.
          -----------------

         "PPSA" means the Personal Property Security Act (Ontario) or similar personal property security legislation in the Provinces of Canada other than Ontario, as the same may be in effect on the date of determination in the applicable jurisdiction.

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding U.S.$20,000,000 during any fiscal year of the Company; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but (i) only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event and (ii) only to the extent the value of such loss is in excess of U.S.$1,000,000 (or its equivalent); or

                  (c) the issuance by the Company or any Subsidiary of any Equity Interests, or the receipt by the Company or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Company or a Subsidiary; or

                  (d) the incurrence by the Company or any Subsidiary (i) of any Indebtedness, other than Indebtedness permitted by Section 6.01 (except as described in clause (ii) of this paragraph) or (ii) any Indebtedness described in clause (a)(ii)(B) of Section 6.01 in excess of the amount used to prepay the 2004 Notes, 2007 Notes, 2011 Notes or other of the Company's debt securities and any reasonable premiums, fees or expenses incurred in connection with such prepayment.

         "Prime Rate" means (a) in respect of ABR Loans provided by U.S. Lenders, the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City and (b) in respect of ABR Loans provided by Canadian Lenders, the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, Toronto Branch as its U.S. base rate in effect at its office in Toronto; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

         "Priority of Claims Waiver" means a waiver of a Person's right, title and interest in, to or under the Inventory.

         "Qualified Preferred Stock" means, with respect to any Person, any preferred capital stock or preferred equity interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (a) mature or becomes mandatorily redeemable prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise; (b) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Preferred Stock, prior to the Maturity Date; or (c) become redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.

         "Ratings Requirement" means a corporate rating or senior unsecured debt rating of at least B+ from S&P and B1 from Moody's.

         "Reallocated Commitment" has the meaning set forth in Section 2.08(d).

         "Reduced Lender" has the meaning set forth in Section 2.08(d).

         "Register" has the meaning set forth in Section 9.04(c).

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Reset Date" has the meaning set forth in Section 2.20(a).

         "Required Lenders" means, at any time, Lenders having Canadian Exposure, U.S. Exposure and unused Commitments representing greater than 50% (except as set forth in Section 9.02(b)(vi)) of the sum of all Canadian Exposure, U.S. Exposure and unused Commitments at such time. For purposes of determining the Required Lenders, any amounts denominated in Canadian Dollars shall be translated into the U.S. Dollar Equivalent at the Exchange Rate in effect on the Effective Date.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

         "S&P" means Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, and its successors.

         "Schedule I Lender" means, any Canadian Lender named on Schedule I to the Bank Act (Canada).

         "Schedule II or III Lender" means any Canadian Lender named on Schedule II or Schedule III to the Bank Act (Canada).

         "Schedule II or III Reference Banks" means JPMorgan Chase Bank, Toronto Branch, or any bank named on Schedule II or Schedule III to the Bank Act (Canada) and agreed upon by the Canadian Administrative Agent and the Canadian Borrower.

         "Scripts" means the pharmaceutical customer list owned and controlled by each Loan Party relating to certain items and services, including, without limitation, any drug price data, drug eligibility data, clinical drug information and health information of a pharmaceutical customer that is not protected under Sections 1171 through 1179 of the Social Security Act or other applicable law.

         "Security Agreements" means the Canadian Security Agreement and the U.S. Security Agreement.
          -------------------

         "Security Documents" means the Security Agreements, the Pledge Agreements and the Mortgages.
          ------------------

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the U.S. Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over U.S.$100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stores" means the U.S. Stores and the Canadian Stores.
          ------

         "Store Shrink Percentage" shall be applicable to Inventory located at the Stores and shall mean, on any date, a percentage that is equal to (a) the amount of inventory shrink expressed in retail dollars resulting from the last three physical Store inventories, divided by (b) sales for the period relating to such last three physical Store inventories.

         "Store Shrink Reserve" shall be equal to the product of (a) the excess of the Store Shrink Percentage over 1%, multiplied by (b) sales occurring since the last Store physical inventory, with such product expressed in terms of cost value in accordance with the Borrower's historical retail method of accounting.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Company, including the Canadian Borrower.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the U.S. Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Trailing Borrowing Base Availability" means, for any period, an amount equal to the weekly average of the Borrowing Base Availability for such period.

         "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof, the creation of Acceptances and the issuance of Letters of Credit hereunder.

         "Treasury Securities" means any investment in obligations issued or guaranteed by the United States government or any agency thereof.

         "Treasury Yield" means the yield to maturity at the time of computation of Treasury Securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repurchase (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the debt securities being repurchased, provided that if the average life of such debt securities is not equal to the constant maturity of a Treasury Security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Treasury Securities for which such yields are given, except that if the average life of the notes is less than one year, the weekly average yield on actually traded Treasury Securities adjusted to a constant maturity of one year shall be used.

         "Tri-Party Agreements" means each agreement, in form and substance satisfactory to the Agents, executed among a Loan Party, the Collateral Agent and a credit card processor or third party healthcare payor acknowledging the first priority perfected security interest of the Collateral Agents in the processing agreements for the Credit Card Receivables or the third party insurance provider accounts receivables, as the case may be.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Canadian Prime Rate.

         "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect on the date of determination in the applicable jurisdiction.

         "U.S. Administrative Agent" means JPMorgan Chase Bank, a New York banking corporation, in its capacity as administrative agent for the U.S. Lenders hereunder, together with its successors and assigns.

         "U.S. Availability" means the amount by which the lesser of the aggregate outstanding U.S. Commitment or the U.S. Borrowing Base, within all applicable sublimits, exceeds the U.S. Exposure.

          "U.S. Borrowers" means the Company, Compass Foods, Inc., Borman's, Inc., Shopwell, Inc., Waldbaum, Inc., Super Fresh Food Markets, Inc. and Super Market Service Corp.

         "U.S. Borrowing" means a Borrowing comprised of U.S. Loans.

         "U.S. Borrowing Base" means, on any date (subject to adjustment as provided in Section 1.06), the aggregate value of the U.S. assets of the U.S. Loan Parties, in an amount (calculated based on the most recent Borrowing Base Certificate delivered to the U.S. Administrative Agent in accordance with
Section 5.01(f), absent any error in such Borrowing Base Certificate) that is equal to:

         (a) the lesser of (x) the product of (A) 85% and (B) the Net Recovery Rate and (C) the aggregate amount of Eligible Inventory (expressed in U.S. Dollars) and (y) 65% of Eligible Inventory and, plus

         (b) the product of (x) 90% (or such other rate as determined from time to time by the U.S. Administrative Agent in its commercially reasonable discretion) and (y) all Eligible Credit Card Account Receivables, plus

         (c) the product of (x) 85% (or such other rate as determined from time to time by the U.S. Administrative Agent in its commercially reasonable discretion) and (y) Eligible Coinstar Receivables, plus

         (d) the product of (x) 85% (or such other rate as determined from time to time by the U.S. Administrative Agent in its commercially reasonable discretion) and (y) Eligible Third Party Insurance Provider Accounts Receivables, plus

         (e) the product of (x) 25% (or such other rate as determined from time to time by the U.S. Administrative Agent in its commercially reasonable discretion) and (y) the Net Orderly Liquidation Value of Scripts (provided that in no event shall the amount credited pursuant to this clause (e) exceed U.S.$10,000,000), minus

         (f) the sum of (i) the aggregate dollar amount (expressed in U.S. Dollars) represented by gift certificates then outstanding and entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day, (ii) the U.S. Reserve for Leasehold Obligations, (iii) the PACA Liability Reserve and (iv) the maximum aggregate amount (giving effect to any netting agreements) that the Company and its Subsidiaries would be required to pay under any Hedging Agreements secured by the Security Documents the obligations under which constitute U.S. Obligations if such Hedging Agreements were terminated, determined as of the most recent date for which financial statements have been delivered pursuant to
Section 5.01(a), (b) or (c).

         The U.S. Borrowing Base shall be computed for each calendar week as required by Section 5.01(f), and established based upon the most recent Borrowing Base Certificate delivered to the Administrative Agents and shall remain in effect until the delivery to the Administrative Agents of a subsequent Borrowing Base Certificate.

         "U.S. Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "U.S. Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "U.S. Collateral Agent" means JPMorgan Chase Bank, a New York banking corporation, in its capacity as collateral agent for the U.S. Secured Parties under the applicable Security Documents.

         "U.S. Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make U.S. Loans and to acquire participations in U.S. Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's U.S. Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to paragraph (b) or (c) of Section 2.08 and
(b) reduced or increased from time to time pursuant to reallocations pursuant to paragraph (d) of Section 2.08 or Section 2.21 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's U.S. Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its U.S. Commitment, as applicable. The initial aggregate amount of the Lenders' U.S. Commitments is Three Hundred Thirty Million U.S. Dollars (U.S.$330,000,000).

         "U.S. Distribution Centers" means (i) the warehouse facilities operated by the U.S. Loan Parties on the date hereof as set forth in Schedule B and (ii) any warehouse facility located in the United States and operated by U.S. Loan Parties that is designated as a U.S. Distribution Center by (a) giving 30 days prior written notice to the Administrative Agent and (b) effecting the execution, filing and recordation of such financing statements and taking any and all such further actions as may be reasonably requested by the Administrative Agents.

         "U.S. Dollar Equivalent" means, with respect to an amount of Canadian Dollars on any date, the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate with respect to Canadian Dollars on such date.

         "U.S. Dollars" and the symbol "U.S.$" mean the lawful currency of the United States.

         "U.S. Exposure" means, at any time, the aggregate principal amount of outstanding U.S. Loans and U.S. L/C Exposure at such time. The U.S. Exposure of any U.S. Lender at any time shall be the sum of its U.S. L/C Exposure plus the aggregate principal amount of its outstanding U.S. Loans at such time.

         "U.S. Guarantee Agreement" means the Amended and Restated U.S. Guarantee Agreement among the U.S. Loan Parties and the U.S. Collateral Agent, substantially in the form of Exhibit I.

         "U.S. Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of U.S. Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The U.S. Issuing Bank may, in its discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of the U.S. Issuing Bank, in which case the term "U.S. Issuing Bank" shall include any such Affiliate with respect to U.S. Letters of Credit issued by such Affiliate. In the event that there is more than one U.S. Issuing Bank at any time, references herein and in the other Loan Documents to the U.S. Issuing Bank shall be deemed to refer to the U.S. Issuing Bank in respect of the applicable U.S. Letter of Credit or to all U.S. Issuing Banks, as the context requires.

         "U.S. L/C Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements made pursuant to U.S. Letters of Credit that have not yet been reimbursed by or on behalf of a U.S. Borrower at such time. The U.S. L/C Exposure of any U.S. Lender at any time shall mean its Applicable Percentage of the aggregate U.S. L/C Exposure at such time.

         "U.S. Lender" means any Lender that has a U.S. Commitment or any U.S. Exposure. The initial U.S. Lenders are listed on Schedule 2.01 under the caption "U.S. Lenders".

         "U.S. Letter of Credit" means any Letter of Credit issued by the U.S. Issuing Bank for the account of a U.S. Borrower. Each Existing U.S. Letter of Credit shall be deemed to constitute a U.S. Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

         "U.S. Loan" means a Loan made pursuant to paragraph (a) of Section
2.01.

         "U.S. Loan Parties" means each of the Company, the other U.S. Borrowers and each other U.S. Subsidiary identified as a "U.S. Loan Party" on Schedule
3.12 and each U.S. Subsidiary made a party hereto pursuant to Section 5.12.

         "U.S. Multiemployer Plan" or "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "U.S. Obligations" has the meaning assigned to such term in the U.S. Security Agreement.

         "U.S. Pledge Agreement" means the Amended and Restated U.S. Pledge Agreement among the U.S. Loan Parties party thereto and the U.S. Collateral Agent, substantially in the form of Exhibit J.

         "U.S. Priming Jurisdiction" means any jurisdiction listed on Schedule A hereto, which schedule may be revised by the Administrative Agents to reflect changes in applicable law. The Administrative Agent shall provide the Company with ten (10) days' prior written notice of any revisions to the jurisdictions listed on Schedule A hereto.

          "U.S. Reserve for Leasehold Obligations" means, on any date, the aggregate amount of Leasehold Obligations of the U.S. Loan Parties due and owing with respect to properties of a vendor, landlord, public warehouse operator or other third party bailee located in a U.S. Priming Jurisdiction that has not provided a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agents; for each such property the amount of Leasehold Obligations shall be either (x) within ninety (90) days of the Effective Date, one month's Leasehold Obligations or (y) from and after the ninetieth day following the Effective Date, either (i) the next two months' Leasehold Obligations (net of any Letter of Credit amount benefiting such landlord in respect of such Leasehold Obligations) or (ii) if less than the next two months' Leasehold Obligations (net of any Letter of Credit amount benefiting such landlord in respect of such Leasehold Obligations) and at the discretion of the Administrative Agents, the fair market value of Eligible Inventory located at such property. For the avoidance of doubt, the amount of Leasehold Obligations for any property for which a satisfactory Priority of Claims Waiver is delivered by a vendor, landlord, public warehouse operator or other third party bailee, shall be zero.

         "U.S. Security Agreement" means the Amended and Restated U.S. Security Agreement among the U.S. Loan Parties party thereto and the U.S. Collateral Agent, substantially in the form of Exhibit K.

         "U.S. Stores" means all supermarket retail locations of the Company and other U.S. Loan Parties selling Inventory owned by the U.S. Loan Parties.

         "U.S. Subsidiary" means each Subsidiary which is not a Foreign Subsidiary; "U.S. Subsidiaries" means all such Subsidiaries.

         "Withdrawal Liability" means liability to a U.S. Multiemployer Plan as a result of a complete or partial withdrawal from such U.S. Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Working Capital" means the difference between current assets (including, without limitation, cash, inventory and accounts receivable) and current liabilities, each as shown on the most recently prepared projected balance sheet and prepared in accordance with GAAP consistently applied.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by
Class (e.g., a "U.S. Loan") or by Type (e.g., a "Eurodollar Loan") or by Class
 and Type (e.g., a "U.S.  Eurodollar  Loan").  Borrowings
also may be classified  and referred to by Class (e.g., a "U.S.  Borrowing")
 or by Type (e.g.,  a "Eurodollar  Borrowing") or by Class
and Type (e.g., a "U.S. Eurodollar Borrowing").
          ----

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) unless otherwise stated herein, all provisions herein within the discretion or to the satisfaction of a party shall be deemed to include a standard of reasonableness, good faith and fair dealing.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agents that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agents notify the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been affirmatively withdrawn by the Company (or, in the case of a request for an amendment under this Section by the Required Lenders, the Administrative Agents) or such provision amended in accordance herewith.

Section 1.05 Currencies; Exchange Rates. If, at any time, any amount denominated in Canadian Dollars is required pursuant to any Loan Document to be expressed in U.S. Dollars, then such amount shall be expressed at the U.S. Dollar Equivalent determined by the U.S. Administrative Agent based on the Exchange Rate then in effect (as provided in Section 2.20(a)), unless the Exchange Rate is required to be determined as of another date. If, at any time, any amount is required to be expressed in Canadian Dollars, then such amount shall be expressed at the Canadian Dollar Equivalent determined as of such date by the U.S. Administrative Agent based on the Exchange Rate then in effect (as provided in Section 2.20(a)), unless the Exchange Rate is required to be determined as of another date. Any such determinations by the U.S. Administrative Agent shall be conclusive absent manifest error.

Section 1.06 Borrowing Base Adjustments. The Administrative Agents or the Required Lenders may, in their commercially reasonable discretion (x) in reviewing the collateral components of the Canadian Borrowing Base or the U.S. Borrowing Base, (y) after completion of any evaluation or any appraisal contemplated by Section 5.09(a) or Section 5.09(b) or (z) upon the occurrence and during the continuation of a Default, from time to time (a) decrease the advance rates for the U.S. Borrowing Base or the Canadian Borrowing Base (or both), (b) establish and revise reserves reducing the amount of Eligible Coinstar Receivables, Eligible Credit Card Accounts Receivable, Eligible Third Party Insurance Provider Accounts Receivable, Eligible Inventory or Scripts and
(c) impose additional eligibility criteria to be applicable to Eligible Coinstar Receivables, Eligible Credit Card Accounts Receivable, Eligible Third Party Insurance Provider Accounts Receivable, Eligible Inventory or Scripts; provided that any such adjustment described in clause (a), (b) or (c) above shall be made only in the event that the Administrative Agents or the Required Lenders reasonably determine (based upon an evaluation or appraisal referred to in Section 5.09(a) or Section 5.09(b) or other objectively determinable facts or circumstances) that the applicable U.S. Borrowing Base or Canadian Borrowing Base, or component thereof, or its value as Collateral, is adversely affected by one or more events, conditions, contingencies or risks that are not already adequately reflected in the calculation of the U.S. Borrowing Base or Canadian Borrowing Base (as applicable); provided further that no change will be made to the borrowing base standards pursuant to this Section 1.06 if such change would increase the U.S. Borrowing Base or the Canadian Borrowing Base in effect at any time above the U.S. Borrowing Base or the Canadian Borrowing Base, respectively, that would be in effect at such time if the U.S. Borrowing Base or the Canadian Borrowing Base, respectively, were calculated using the standards in effect on the date hereof or, if such standards have been amended pursuant to Section 9.02(b)(vi), using the standards as in effect on the date of such amendment. The Administrative Agents will provide written notice to the Company of any adjustments made pursuant to this Section 1.06 on the date of such adjustments.

Section 1.07      Amendment and Restatement.

(a) This Agreement is an amendment and restatement of the Existing Credit Agreement. On and after the Effective Date of this Agreement, (i) each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Existing Credit Agreement shall mean and be a reference to this Agreement, and
  (ii) all "Loans" (including each "Interest Period" of each outstanding "Eurodollar Loan"), "Letters of Credit," interest, fees and other amounts outstanding or accrued under the Existing Credit Agreement shall be deemed to be Loans, Letters of Credit, interest, fees and other amounts outstanding or accrued, respectively, under this Agreement.

(b) The "Collateral Documents" (as amended and restated) under the Existing Credit Agreement and all of the "Collateral" described therein, other than collateral comprised of real property and fixtures thereon sold pursuant to a Contemplated Sale/Leaseback Transaction (which shall be released from any Liens inuring to the benefit of the Lenders pursuant to Section 2.22), do and shall continue to secure the payment of all of the Obligations. The amendment and restatement of this Agreement and the other Loan Documents shall not constitute a novation or termination of Loan Documents and all Obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein or in any other amended, restated, supplement or otherwise modified Loan Document.

(c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

ARTICLE II

                                   The Credits

Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each U.S. Lender agrees to make U.S. Loans to the U.S. Borrowers from time to time during the Availability Period with respect to such U.S. Lender in an aggregate principal amount that will not result in (i) such Lender's U.S. Exposure exceeding such Lender's U.S. Commitment, (ii) the total U.S. Exposure exceeding the total U.S. Commitments, (iii) the sum of the total U.S. Exposure and the total Canadian Exposure exceeding U.S.$400,000,000 or (iv) the total U.S. Exposure exceeding the U.S. Borrowing Base then in effect minus the excess, if any, of (A) the total Canadian Exposure minus (B) the Canadian Borrowing Base then in effect.

(b) Subject to the terms and conditions set forth herein, each Canadian Lender agrees from time to time during the Availability Period with respect to such Canadian Lender to make Canadian Loans to the Canadian Borrower in an aggregate principal amount that will not result in (i) such Lender's Canadian Exposure exceeding such Lender's Canadian Commitment, (ii) the total Canadian Exposure exceeding the total Canadian Commitments, (iii) the sum of the total U.S. Exposure and the total Canadian Exposure exceeding U.S.$400,000,000 or
  (iv) the total Canadian Exposure exceeding the Canadian Borrowing Base then in effect plus the excess, if any, of (A) the total U.S. Borrowing Base then in effect minus (B) the U.S. Exposure.

(c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans from each Lender during the Availability Period with respect to such Lender.

Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b) Subject to Section 2.12, (i) each U.S. Borrowing shall be denominated in U.S. Dollars and comprised entirely of ABR Loans or Eurodollar Loans as the applicable U.S. Borrower may request in accordance herewith; and (ii) each Canadian Borrowing shall be either (A) denominated in U.S. Dollars and comprised entirely of ABR Loans or Eurodollar Loans as the Canadian Borrower may request or (B) denominated in Canadian Dollars and comprised of Canadian Prime Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and provided further, that the exercise of such option shall not result in an increase in additional amounts payable by a Borrower pursuant to Section 2.16 (other than as the result of the application of Section 2.21).

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$3,000,000. At the time that each Canadian Prime Borrowing is made, such Borrowing shall be an aggregate principal amount that is an integral multiple of Cdn.$1,000,000 and not less than Cdn.$3,000,000, and at the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$3,000,000; provided that an ABR Borrowing or Canadian Prime Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of Commitments of the applicable Class or that is required to finance the reimbursement of a U.S. L/C Disbursement or Canadian L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) U.S. Eurodollar Borrowings, or more than a total of ten (10) Canadian Eurodollar Borrowings, outstanding. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be deemed as made under separate Borrowings.

(d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, a Borrower shall notify the applicable Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Canadian Borrowing, Toronto time), three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Canadian Borrowing, Toronto time), on the day of the proposed Borrowing or (c) in the case of a Canadian Prime Borrowing, not later than 10:00 a.m., Toronto time, on the day of the proposed Canadian Borrowing; provided that any such notice of an ABR Borrowing or Canadian Prime Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time (or, in the case of a Canadian Prime Borrowing, Toronto time) on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the applicable Administrative Agent of a written Borrowing Request in a form approved by such Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Company or the Canadian Borrower is requesting such Borrowing);

(ii) whether the requested Borrowing is to be a U.S. Borrowing or Canadian Borrowing;

(iii) the currency (in the case of a Canadian Borrowing) and aggregate amount of such Borrowing;

(iv)     the date of such Borrowing, which shall be a Business Day;

(v) in the case of a Borrowing denominated in U.S. Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(vii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06.

If no election as to the Type of Borrowing is specified with respect to a Borrowing in U.S. Dollars or Canadian Dollars, then the requested Borrowing shall be an ABR Borrowing or a Canadian Prime Borrowing, respectively. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the applicable Administrative Agent shall advise each of the applicable Lenders of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

Section 2.04 Acceptances. (a) Acceptance Commitment. Subject to the terms and conditions hereof, each Canadian Lender severally agrees that the Canadian Borrower may issue Acceptances denominated in Canadian Dollars, in minimum denominations of Cdn.$100,000 or a whole multiple thereof and in minimum aggregate amounts of Cdn.$5,000,000 or any greater whole multiple of Cdn.$100,000, each in accordance with the provisions of this Section 2.04 from time to time until the Maturity Date with respect to such Canadian Lender in an aggregate face amount that will not result in (i) such Lender's Canadian Exposure exceeding such Lender's Canadian Commitment, (ii) the total Canadian Exposure exceeding the total Canadian Commitments, (iii) the sum of the total U.S. Exposure and the total Canadian Exposure exceeding U.S.$400,000,000 or (iv) the total Canadian Exposure exceeding the Canadian Borrowing Base then in effect plus the excess, if any, of (A) the U.S. Borrowing Base then in effect minus (B) the total U.S. Exposure; provided that at all times the outstanding aggregate face amount of all Acceptances made by a Canadian Lender shall equal its Applicable Percentage of the outstanding face amount of all Acceptances made by all Canadian Lenders. For purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the outstanding amount of a Canadian Lender's Acceptances; provided that in computing the face amount of Acceptances outstanding, the face amount of an Acceptance in respect of which the Acceptance Obligation has been prepaid by the Canadian Borrower and received by the Canadian Lender that created the same in accordance with the terms of this Agreement shall not be included.

(b) Terms of Acceptance. Each Draft shall be accepted by a Canadian Lender, upon the written request of the Canadian Borrower given in accordance with paragraph (c), by the completion and acceptance by such Canadian Lender of a Draft (i) payable in Canadian Dollars, drawn by the Canadian Borrower on the Canadian Lender in accordance with this Agreement, to the order of the Canadian Lender and (ii) maturing prior to the Maturity Date with respect to such Canadian Lender on a Canadian Business Day not less than 28 days nor more than 180 days after the date of such Draft (and in integral maturities of one month, two months, three months or six months, or, from time to time, such other nonstandard periods as the Canadian Borrower and the affected Canadian Lender(s) may agree), excluding days of grace, all as specified in the relevant Notice of Drawing to be delivered under paragraph (c) of this Section; provided that no Acceptance shall have a tenor in excess of the period of time which is usual and reasonably necessary to finance transactions of similar character.

(c) Notice of Drawing and Discount of Acceptances.

(i) With respect to each requested acceptance of Drafts, the Canadian Borrower shall give the Canadian Administrative Agent a Notice of Drawing, substantially in the form of Exhibit L (which shall be irrevocable and may be by telephone confirmed in writing within one Canadian Business Day) to be received prior to 12:00 noon, Toronto time, at least one Canadian Business Day prior to the date of the requested acceptance, specifying:

(1) the date on which such Drafts are to be accepted;

(2) the aggregate face amount of such Drafts;

(3) the maturity date of such Acceptances;

(4) whether the Canadian Lenders must purchase or arrange for the purchase of the Acceptances; and

(5) such additional information as the Canadian Administrative Agent or any Canadian Lenders may reasonably from time to time request to be included in such notices.

(ii) Upon receipt of a Notice of Drawing the Canadian Administrative Agent shall promptly notify each Canadian Lender of the contents thereof and of such Canadian Lender's ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by a Canadian Lender shall be determined by the Canadian Administrative Agent by reference to the respective Canadian Commitments of the Canadian Lenders; provided that, if the face amount of an Acceptance which would otherwise be accepted by a Canadian Lender is not Cdn.$100,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Canadian Administrative Agent, in its sole discretion, to Cdn.$100,000, or the nearest integral multiple thereof, as appropriate.

(iii) On each date upon which Acceptances are to be accepted, the Canadian Administrative Agent shall advise the Canadian Borrower of the applicable Discount Rate for each of the Lenders. Not later than 11:00 a.m., Toronto time, on such date each Canadian
         Lender shall, subject to the fulfillment of the applicable conditions precedent specified in Section 4.02 and subject to each Non-Acceptance Canadian Lender's making Acceptance Equivalent Loans pursuant to paragraph (i) of this Section, (A) on the basis of the information supplied by the Canadian Administrative Agent, as aforesaid, complete a Draft or Drafts of the Canadian Borrower by filling in the amount, date and maturity date thereof in accordance with the applicable Notice of Drawing, (B) duly accept such Draft or Drafts, (C) discount such Acceptance or Acceptances, (D) give the Canadian Administrative Agent telegraphic or telex notice of such Canadian Lender's acceptance of such Draft or Drafts and confirming the discount rate at which it discounted the Acceptance or Acceptances and the amount paid to the Canadian Administrative Agent for the account of the Canadian Borrower and (E) remit to the Canadian Administrative Agent in Canadian Dollars in immediately available funds an amount equal to the proceeds of such discount less the Acceptance Fee. Upon receipt by the Canadian Administrative Agent of such sums from the Canadian Lenders, the Canadian Administrative Agent shall make the aggregate amount thereof available to the Canadian Borrower.

(iv) Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by the Canadian Lenders in accordance with their respective Canadian Commitments.

(d) Sale of Acceptances. The Canadian Borrower shall have the right to sell any Acceptance; provided that if so specified in the Notice of Drawing the Canadian Lenders shall purchase or arrange for the purchase of all of the Acceptances in the market and each Canadian Lender shall provide to the Canadian Administrative Agent the discount proceeds for the account of the Canadian Borrower. The Acceptance Fee in respect of such Acceptances may, at the option of the Canadian Lender, be set off against the discount proceeds payable by such Canadian Lender hereunder.

(e) Acceptance Obligation. The Canadian Borrower is obligated, and hereby unconditionally agrees, to pay to each Canadian Lender the face amount of each Acceptance created by such Lender in accordance with a Notice of Drawing pursuant to paragraph (c) on the maturity date thereof, or on such earlier date as may be required pursuant to provisions of this Agreement. With respect to each Acceptance which is outstanding hereunder, the Canadian Borrower shall notify the Canadian Administrative Agent prior to 12:00 noon one Canadian Business Day prior to the maturity date of such Acceptance (which notice shall be irrevocable) of the Canadian Borrower's intention to issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver a Notice of Drawing to the Canadian Administrative Agent or that the Canadian Borrower intends to repay the maturing Acceptances on the maturity date. Any repayment of an Acceptance must be made at or before 2:00 p.m. (Toronto time) on the maturity date of such Acceptance. If the Canadian Borrower fails to provide such notice to the Canadian Administrative Agent or fails to repay the maturing Acceptances, or if a Default or an Event of Default has occurred and is continuing on such maturity date, the Canadian Borrower's obligations in respect of the maturing Acceptances shall be deemed to have been converted on the maturity date thereof into a Canadian Prime Loan in an amount equal to the face amount of the maturing Acceptances. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of any Acceptances accepted by such Canadian Lender under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by that Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if that Canadian Lender, as holder, sues the Canadian Borrower on those Acceptances for payment of the amounts payable by the Canadian Borrower thereunder.

(f) Supply of Drafts and Power of Attorney. To enable the Canadian Lenders to accept Drafts in the manner specified in this Section 2.04, the Canadian Borrower shall supply to each Canadian Lender upon the execution of this Agreement and thereafter from time to time forthwith upon request by such Canadian Lender a sufficient number of blank Drafts conforming with the requirements of this Agreement and duly executed on behalf of the Canadian Borrower, which such Canadian Lender shall hold in safekeeping and the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Acceptances. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of Acceptances for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all Acceptances signed and/or endorsed on its behalf by a Canadian Lender shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Acceptances required to be accepted by such Canadian Lender. Drafts drawn by the Canadian Borrower to be accepted as Acceptances shall be signed by a duly authorized officer or officers of the Canadian Borrower or by its attorney-in-fact including any attorney-in-fact appointed pursuant to this
  Section 2.04(f). The Canadian Borrower hereby authorizes and requests each Canadian Lender in accordance with each Notice of Drawing received from the Canadian Borrower pursuant to paragraph (c) to take the measures with respect to a Draft or Drafts of the Canadian Borrower then in possession of such Lender specified in paragraph (c)(iii) of this Section. In case any authorized signatory of the Canadian Borrower whose signature shall appear on any Draft shall cease to have such authority before the acceptance of a Draft with respect to such Draft, the obligations of the Canadian Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation. The Canadian Administrative Agent and each Canadian Lender shall be fully protected in relying upon any instructions received from the Canadian Borrower (orally or otherwise) without any duty to make inquiry as to the genuineness of such instructions. The Canadian Administrative Agent and each Canadian Lender shall be entitled to rely on instructions received from any person identifying himself (orally or otherwise) as a duly authorized officer of the Canadian Borrower and shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions.

(g) Exculpation. No Canadian Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide the Drafts or the power of attorney described in paragraph (f) above to such Canadian Lender on a timely basis nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Draft except loss or improper use arising by reason of the negligence or willful misconduct of such Canadian Lender.

(h) Rights of Canadian Lender as to Acceptances. Neither the Canadian Administrative Agent nor any Canadian Lender shall have any responsibility as to the application of the proceeds by the Canadian Borrower of any discount of any Acceptances. For greater certainty, each Canadian Lender may, at any time, purchase Acceptances issued by the Canadian Borrower and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or purchased by it.

(i) Acceptance Equivalent Loans. Whenever the Canadian Borrower delivers a Notice of Drawing to the Canadian Administrative Agent under this Agreement requesting the Canadian Lenders to accept Drafts, a Canadian Lender which cannot accept Drafts (a "Non-Acceptance Canadian Lender") shall, in lieu of accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Non-Acceptance Canadian Lender that makes an Acceptance Equivalent Loan, upon delivery by the Canadian Borrower of an executed Discount Note payable to the order of such Non-Acceptance Canadian Lender, will remit to the Canadian Administrative Agent in immediately available funds for the account of the Canadian Borrower the Acceptance equivalent discount proceeds in respect of the Discount Notes issued by the Canadian Borrower to the Non-Acceptance Canadian Lender.

(j) Terms Applicable to Discount Notes. The term "Acceptance" when used in this Agreement shall be construed to include Discount Notes and all terms of this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be necessary (except that no Discount Note may be sold, rediscounted or otherwise disposed of by the Non-Acceptance Canadian Lender making Acceptance Equivalent Loans). For greater certainty:

(i) a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Notice of Drawing;

(ii) an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of an Acceptance;

(iii) a discount applicable to a Discount Note shall be calculated in the same manner and at the Discount Rate that would be applicable to Acceptances accepted by a Schedule II or III Lender pursuant to the applicable Notice of Drawing;

(iv) an Acceptance Equivalent Loan made by a Non-Acceptance Canadian Lender will be considered to be part of a Non-Acceptance Canadian Lender's outstanding Acceptances for all purposes of this Agreement; and

(v) the Canadian Borrower shall deliver Discount Notes to each Non-Acceptance Canadian Lender and grants to each Non-Acceptance Canadian Lender a power of attorney in respect of the completion and execution of Discount Notes, each in accordance with Section 2.04(f).

(k) Prepayment of Acceptances and Discount Notes. No Acceptance or Discount Note may be repaid or prepaid prior to the maturity date of such Acceptance or Discount Note, except in accordance with the provisions of Article VII.

(l) Depository Bills and Notes Act. At the option of the Canadian Borrower and any Canadian Lender, Acceptances and Discount Notes under this Agreement to be accepted by such Lender may be issued in the form of depository bills and depository notes, respectively, for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills and depository notes so issued shall be governed by the Depository Bills and Notes Act (Canada) and the provisions of this Section 2.04.

Section 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, at any time and from time to time during the Availability Period, a Borrower may request the issuance of a Letter of Credit for its own account, in a form appropriately completed and reasonably acceptable to the U.S. Administrative Agent (in the case of a U.S. Letter of Credit) or the Canadian Administrative Agent (in the case of a Canadian Letter of Credit) and the applicable Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each U.S. Letter of Credit shall be denominated in U.S. Dollars, and each Canadian Letter of Credit shall be denominated in U.S. Dollars or Canadian Dollars.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the applicable Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a U.S. Business Day or, in the case of a Canadian Letter of Credit, a Canadian Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be denominated in U.S. Dollars or Canadian Dollars (provided that each U.S. Letter of Credit must be denominated in U.S. Dollars), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the U.S. Administrative Agent shall calculate (if the Letter of Credit is a Canadian Letter of Credit denominated in Canadian Dollars) its U.S. Dollar Equivalent and, after consulting with the other Administrative Agent, shall notify the Borrowers and the Issuing Banks of the results of the tests described below after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Loans that (based upon notices delivered to either Administrative Agent by any Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that) such issuance, amendment, renewal or extension (i) in the case of a Canadian Letter of Credit, (1) the total Canadian L/C Exposure shall not exceed U.S.$70,000,000, (2) the total Canadian Exposure shall not exceed the total Canadian Commitments and (3) the total Canadian Exposure shall not exceed the Canadian Borrowing Base then in effect plus the excess, if any, of (x) the U.S. Borrowing Base then in effect minus
  (y) the total U.S. Exposure, (ii) in the case of a U.S. Letter of Credit, (1) the total U.S. L/C Exposure shall not exceed U.S.$300,000,000, (2) the total U.S. Exposure shall not exceed the total U.S. Commitments and (3) the total U.S. Exposure shall not exceed the U.S. Borrowing Base then in effect minus the excess, if any, of (x) the total Canadian Exposure minus (y) the Canadian Borrowing Base then in effect and (iii) in the case of each Letter of Credit, the sum of the total U.S. Exposure and the total Canadian Exposure therefor shall not exceed U.S.$300,000,000.

(c) Expiration Date; Existing Letters of Credit. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five U.S. Business Days (or, in the case of a Canadian Letter of Credit, five Canadian Business Days) prior to the Maturity Date. All Existing Canadian Letters of Credit and Existing U.S. Letters of Credit shall be deemed a Letter of Credit issued pursuant to the terms and conditions of this Agreement to the extent that the Issuing Bank therefor has become a party to this Agreement. Each Issuing Bank and Borrower shall amend, supplement or otherwise modify each such Letter of Credit to the extent any of the terms or conditions thereof are inconsistent with the terms and conditions of this Agreement.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each U.S. Lender (in the case of a U.S. Letter of Credit) or Canadian Lender (in the case of a Canadian Letter of Credit), and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the applicable Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in paragraph
  (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason, in the same currency in which such L/C Disbursement is denominated. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the relevant Borrower shall reimburse such L/C Disbursement by paying to the applicable Administrative Agent an amount equal to such L/C Disbursement, in the same currency in which such L/C Disbursement is denominated, not later than 12:00 noon, New York City time (or, in the case of a Canadian Letter of Credit, Toronto time), on the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time (or, in the case of a Canadian Letter of Credit, Toronto time), on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time (or, in the case of a Canadian Letter of Credit, Toronto time), on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time (or, in the case of a Canadian Letter of Credit, Toronto time), on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such L/C Disbursement is not less than U.S.$1,000,000, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing (or, in the case of an L/C Disbursement denominated in Canadian Dollars, a Borrowing of Canadian Prime Loans) in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Loan or Canadian Prime Loan, as applicable. If a Borrower fails to make such payment when due, the applicable Administrative Agent shall notify each applicable Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to such Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section
  2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Lenders), and such Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the applicable Administrative Agent of any payment from the relevant Borrower pursuant to this paragraph, such Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans or Canadian Prime Loans as contemplated above) shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such L/C Disbursement.

(f) Obligations Absolute. Each Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agents, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each of the Issuing Banks shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the applicable Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the applicable Issuing Bank and Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement under such Letter of Credit, then, unless the relevant Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans or, if such amount is denominated in Canadian Dollars, a Canadian Prime Loan; provided that, if such Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agents, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agents shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement,
  (i) such successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Canadian Issuing Bank" (if the retiring Issuing Bank is a Canadian Issuing Bank) or "U.S. Issuing Bank" (if the retiring Issuing Bank is a U.S. Issuing Bank) and the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from either Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrowers shall deposit in an account with the U.S. Administrative Agent an amount in cash, and the Canadian Borrower shall deposit in an account or accounts with the Canadian Administrative Agent an amount or amounts in cash (denominated in U.S. Dollars or Canadian Dollars or both, to match the currency denominations of the outstanding Canadian Letters of Credit and Acceptances), in each case for the benefit of the applicable Lenders, equal to the total U.S. L/C Exposure, the total Canadian L/C Exposure and Acceptance Exposure, respectively, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Sections 2.10(b), 2.20(d) and 2.21(a)(1). Any such cash collateral so deposited pursuant to Section 2.10(b) and held by the Administrative Agents hereunder shall constitute part of the Borrowing Base on a dollar for dollar basis for purposes of determining compliance with Section 2.10(b). Each such deposit shall be held by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, as collateral for the payment and performance of the obligations of the relevant Borrowers under this Agreement. Such Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the applicable Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such accounts. Moneys in such accounts shall be (i) applied by the applicable Administrative Agent to reimburse the relevant Issuing Bank for L/C Disbursements for which it has not been reimbursed and
  (ii), to the extent not so applied, held for the satisfaction of the reimbursement obligations of the relevant Borrower for its L/C Exposure at such time, (iii) held for the satisfaction of outstanding Acceptance Obligations or (iv), if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If the U.S. Borrowers are required to provide cash collateral other than as a result of an occurrence of an Event of Default hereunder, such amount (to the extent not applied as aforesaid) shall be promptly returned to the extent that, and following such time as, after giving effect to such return: (i) the total U.S. Exposure does not exceed the total U.S. Commitments, (ii) the sum of the total U.S. Exposure and the total Canadian Exposure does not exceed U.S.$400,000,000 and (iii) the total U.S. Exposure does not exceed the U.S. Borrowing Base then in effect minus the excess, if any, of (A) the total Canadian Exposure minus
  (B) the Canadian Borrowing Base then in effect. If the Canadian Borrower is required to provide an amount of cash collateral other than as a result of an occurrence of an Event of Default hereunder, such amount (to the extent not applied as aforesaid) shall be promptly returned to the extent that, and following such time as, after giving effect to such return: (i) the total Canadian Exposure does not exceed the total Canadian Commitments, (ii) the sum of the total U.S. Exposure and the total Canadian Exposure does not exceed U.S.$400,000,000 or (iii) the total Canadian Exposure does not exceed the Canadian Borrowing Base then in effect plus the excess, if any, of (A) the U.S. Borrowing Base then in effect minus (B) the total U.S. Exposure.

Section 2.06 Funding of Borrowings. (a) Each U.S. Lender shall make each U.S. Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the U.S. Administrative Agent most recently designated by it for such purpose by notice to the U.S. Lenders. Each Canadian Lender shall make each Canadian Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Toronto time, to the account of the Canadian Administrative Agent most recently designated by it for such purpose by notice to the Canadian Lenders. The applicable Administrative Agent will make each such Loan available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with such Administrative Agent in New York City or Toronto, as applicable, and designated by such Borrower in the applicable Borrowing Request; provided that any ABR Loans or Canadian Prime Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e) shall be remitted by the applicable Administrative Agent to the relevant Issuing Bank.

(b) Unless the applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan to be made by such Lender on the occasion of any Borrowing that such Lender will not make available to such Administrative Agent such Lender's share of such Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Administrative Agent, then such Lender and the relevant Borrower severally agree to pay to such Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Administrative Agent, at (i) in the case of any U.S. Lender, the greater of the Federal Funds Effective Rate and a rate determined by the U.S. Administrative Agent in accordance with banking industry rules on interbank compensation or, in the case of amounts payable to the Canadian Administrative Agent in U.S. Dollars or Canadian Dollars, the rate determined by the Canadian Administrative Agent (such determination to be conclusive and binding on such Lender) in accordance with the Canadian Administrative Agent's cost of funding the amount of such payment or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans (or, in the case of amounts payable in Canadian Dollars, the interest rate applicable to Canadian Prime Loans). If such Lender pays such amount to the applicable Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

Section 2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, except for Canadian Prime Loans, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under
         Section 2.03 if such Borrower were requesting a Borrowing of the Class and Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the applicable Administrative Agent of a written Interest Election Request in a form approved by such Administrative Agent and signed by such Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the applicable Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and an Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f) This Section shall not be construed to apply to any Borrowing denominated in Canadian Dollars, which must remain a Canadian Prime Borrowing. This Section also shall not be construed to permit any conversion of the currency in which a Borrowing is denominated.

Section 2.08 Termination, Reduction or Reallocation of Commitments. (a) Unless previously terminated, the Commitment of each Lender shall terminate on the Maturity Date with respect to such Commitment.

(b) The Company may at any time terminate, or from time to time reduce, the U.S. Commitments; provided that (i) the Company shall not terminate or reduce the U.S. Commitments if, after giving effect to any concurrent prepayment of U.S. Loans in accordance with Section 2.10, the total U.S. Exposure would exceed the total U.S. Commitments, (ii) the Company shall not terminate or reduce the U.S. Commitments unless the Canadian Borrower concurrently terminates, or ratably reduces, as the case may be, the Canadian Commitments in accordance with paragraph (c) below and (iii) each partial reduction of the U.S. Commitments shall be in an integral multiple of U.S.$1,000,000 and in a minimum aggregate principal amount of U.S.$5,000,000.

(c) The Canadian Borrower may at any time terminate, or from time to time reduce, the Canadian Commitments; provided that (i) the Canadian Borrower shall not terminate or reduce the Canadian Commitments if, after giving effect to any concurrent prepayment of the Canadian Loans in accordance with Section 2.10, the total Canadian Exposure would exceed the total Canadian Commitments,
  (ii) the Canadian Borrower shall not terminate or reduce the Canadian Commitments unless the Company concurrently terminates, or ratably reduces, as the case may be, the U.S. Commitments in accordance with paragraph (b) above and (iii) each partial reduction of the Canadian Commitments shall be in an integral multiple of U.S.$1,000,000 and in an aggregate minimum principal amount of U.S.$5,000,000.

(d) Subject to the satisfaction of the conditions set forth in paragraph (e) below, the Company, upon at least thirty (30) days prior written notice to the Administrative Agents, may reallocate all or a portion of a Lender's Commitment once at any time during each fiscal quarter of the Company in accordance with the following procedures; provided that no such reallocation shall be permitted that would have the effect, together with any previous reallocations hereunder, of increasing or decreasing the total U.S. Commitments to an amount that is more than U.S.$25,000,000 above or below, as the case may be, the amount thereof that would have been in effect at the time if no such reallocations had been made hereunder. In the case of any such reallocation, the total U.S. Commitments (in the case of a reallocation of a U.S. Commitment) or the total Canadian Commitments (in the case of a reallocation of a Canadian Commitment), as the case may be, shall be reduced by the amount of the reallocated Commitment (the "Reallocated Commitment") and the total Canadian Commitments (if the Reallocated Commitment was a U.S. Commitment) or the total U.S. Commitments (if the Reallocated Commitment was a Canadian Commitment) shall be increased by an amount equal to the Reallocated Commitment. Any such reallocation shall be subject to execution of documentation with respect thereto by the Borrowers, the Administrative Agents, the Lender whose Commitment is reduced pursuant to such reallocation (the "Reduced Lender") and the Lender that will assume the increased Commitment resulting from such reallocation, which may be the Reduced Lender or an affiliate thereof (the "Increased Lender"). The Administrative Agents shall notify the Lenders of any such reallocation. Any such reallocation shall not require any consent or approval of any Lender other than the Reduced Lender and the Increased Lender, but the amounts of the respective Commitments of such other Lenders shall not be changed by any such reallocation. In the event of any such reallocation (i) the credit facility comprised of the Reallocated Commitment, the other Commitments of the same Class and the Loans and other extensions of credit hereunder in respect of such Commitments is referred to herein as the "Reduced Facility", and (ii) the credit facility comprised of the Commitment of the Increased Lender, the other Commitments of the same Class and the Loans and other extensions of credit hereunder in respect of such Commitments is referred to herein as the "Increased Facility". Notwithstanding the foregoing, the aggregate amount of the Canadian Commitments shall be U.S.$25,000,000 or more at all times.

(e) The consummation of any reallocation pursuant to paragraph (d) above shall be subject to satisfaction of the following conditions on the date of such consummation:

(i) the conditions to borrowing set forth in Section 4.02 shall be satisfied at the time;

(ii) each of the Administrative Agents, each Issuing Bank, the Reduced Lender and the Increased Lender shall have consented in writing to such reallocation;

(iii) the Borrowers in respect of the Reduced Facility will prepay outstanding U.S. Loans or Canadian Loans, as applicable, in such amounts as shall be necessary in order that, after giving effect to the reallocation of Commitments and to such prepayments, the aggregate outstanding principal amount of such U.S. Loans or Canadian Loans are held by the Lenders ratably in accordance with their Commitments in respect of the Reduced Facility;

(iv) the participations in Letters of Credit, and the Canadian L/C Exposure and the U.S. L/C Exposure represented thereby, shall be adjusted so that, after giving effect to the reallocation of Commitments, the Canadian L/C Exposure of each Canadian Lender shall equal its Applicable Percentage of the total Canadian L/C Exposure at the time and the U.S. L/C Exposure of each U.S. Lender shall equal its Applicable Percentage of the total U.S. L/C Exposure at the time; and, if there are any unreimbursed L/C Disbursements at the time, the applicable Borrower or Borrowers shall pay the same in full together with accrued interest, if any, thereon; and

(v) such reallocation shall not result in the prepayment of any Acceptance Obligation and, after giving effect to such reallocation and the satisfaction of the conditions specified above, (A) the total U.S. Exposure shall not exceed the total U.S. Commitments, (B) the total Canadian Exposure shall not exceed the total Canadian Commitments, (C) the total Canadian Commitments shall be U.S.$25,000,000 or more; (D) the sum of the total U.S. Exposure plus the total Canadian Exposure shall not exceed U.S.$400,000,000, (E) the outstanding principal amount of all U.S. Loans of each U.S. Lender shall equal its Applicable Percentage of the outstanding aggregate principal amount of all U.S. Loans of all U.S. Lenders, (F) the outstanding principal amount of all Canadian Loans of each Canadian Lender shall equal its Applicable Percentage of the outstanding aggregate principal amount of all Canadian Loans of all Canadian Lenders; (G) the outstanding principal amount of all Acceptances of each Canadian Lender shall equal its Applicable Percentage of the outstanding aggregate principal amount of all Acceptances of all Canadian Lenders; (H) the total U.S. Exposure shall not exceed the U.S. Borrowing Base then in effect minus the excess, if any, of (x) the total Canadian Exposure minus (y) the Canadian Borrowing Base then in effect and (I) the total Canadian Exposure shall not exceed the Canadian Borrowing Base then in effect plus the excess, if any, of (x) the total U.S. Borrowing Base minus (y) the total U.S. Exposure then in effect.
(f) The Company or the Canadian Borrower, as applicable, shall notify the applicable Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, such Administrative Agent shall advise the affected Lenders of the contents thereof. Each notice delivered by the Company or the Canadian Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agents on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the applicable Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower and held by such Lender on the Maturity Date applicable to such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) Each of the Administrative Agents shall maintain accounts in which it shall record (i) the amount of each U.S. Loan (in the case of the U.S. Administrative Agent) and Canadian Loan (in the case of the Canadian Administrative Agent) made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each relevant Lender hereunder and (iii) the amount of any sum received by such Administrative Agent hereunder for the account of the respective Lenders and each respective Lender's share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or either Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to any Borrower or Borrowers be evidenced by a promissory note. In such event, each of the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the applicable Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10 Prepayment of Loans. (a) Subject to the requirements of this Section and the payment of any amounts required under Section 2.15 (i) each U.S. Borrower shall promptly prepay any U.S. Borrowing (or deposit such amounts) as may be required by this Agreement and the Canadian Borrower will promptly prepay any Canadian Borrowing (or deposit such amounts) as may be required by this Agreement), in each case together with any and all amounts required under
Section 2.15 and (ii) each U.S. Borrower shall have the right at any time and from time to time to prepay, in whole or in part, any U.S. Borrowing, and the Canadian Borrower shall have the right at any time and from time to time to prepay, in whole or in part, any Canadian Borrowing. Any optional partial prepayment of U.S. Borrowings shall be in an integral multiple of U.S.$1,000,000 and in a minimum aggregate principal amount of U.S.$5,000,000. Any optional partial prepayment of Canadian Borrowings shall be in an integral multiple of Cdn.$1,000,000 or U.S.$1,000,000 and in a minimum aggregate principal amount of Cdn.$5,000,000 or U.S.$5,000,000.

(b) In the event and on such occasion that the total U.S. Exposure exceeds (w) the U.S. Borrowing Base then in effect minus (x) the excess, if any, of (A) the total Canadian Exposure minus (B) the Canadian Borrowing Base then in effect, each of the U.S. Borrowers shall promptly prepay its Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the U.S. Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess. In the event and on such occasion that total Canadian Exposure exceeds (y) the Canadian Borrowing Base then in effect plus (z) the excess, if any, of (A) the U.S. Borrowing Base then in effect minus (B) the total U.S. Exposure, the Canadian Borrower shall promptly prepay its Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the applicable Administrative Agent pursuant to
  Section 2.05(j)) in an aggregate amount equal to such excess.

(c) At any time that any Loans are outstanding, in the event and on each occasion that any Net Proceeds are received by or on behalf of any U.S. Loan Party or any Canadian Loan Party in respect of any Prepayment Event, such U.S. Loan Party or Canadian Loan Party shall, within five Business Days after such Net Proceeds are received, prepay U.S. Borrowings or Canadian Borrowings, respectively, as applicable, in an aggregate amount equal to such Net Proceeds (or, if less, the aggregate principal amount of outstanding Loans of the applicable Class).

(d) In addition to the other prepayments required hereunder, the Canadian Borrowers shall repay Canadian Loans as required by Section 2.20.

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower or Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f). Notwithstanding the foregoing provisions of this
  Section 2.10, if at any time any Borrower is required to make a prepayment under this Section 2.10 and such Borrower would incur breakage costs under
  Section 2.15 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), and provided that no Default has occurred and is continuing at the time, then such Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the applicable Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for such obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to such Administrative Agent and shall provide for investments in Permitted Investments satisfactory to such Administrative Agent and such Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by such Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited and may be applied to the prepayment of such Loans immediately if an Event of Default has occurred and is continuing.

(f) The Company or the Canadian Borrower shall notify the applicable Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Canadian Prime Borrowing, not later than 11:00 a.m., Toronto time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
  Section 2.08(f), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(f). Promptly following receipt of any such notice, the applicable Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(g) In the event that, on any date, the total U.S. Exposure exceeds the total U.S. Commitments (after giving effect to the reduction in total U.S. Commitments on such date), each of the U.S. Borrowers shall promptly (but in no event later than one (1) Business Day following the date of determination), prepay its Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the U.S. Administrative Agent pursuant to
  Section 2.05(j)) in an aggregate amount equal to such excess.

Section 2.11 Fees. (a) The Company agrees to pay to the U.S. Administrative Agent for the account of each U.S. Lender, and the Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender, a commitment fee, which shall accrue at the rate of fifty bps (0.50%) per annum (or thirty seven and one-half bps (0.375%) for such period that the Ratings Requirement has been maintained and the Borrowing Base Availability is greater than or equal to Three Hundred Million U.S. Dollars (U.S.$300,000,000)) on the average daily unused amount of each Commitment of each such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees in respect of U.S. Commitments shall be payable in U.S. Dollars and shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 360 days. All commitment fees in respect of Canadian Commitments shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 365 days or 366 days, as the case may be, and, after being computed in U.S. Dollars, shall be payable in Canadian Dollars in an amount equal to the Canadian Dollar Equivalent of the U.S. Dollar amount so computed. For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the U.S. Exposure or Canadian Exposure (as applicable).

(b) Each of the Borrowers agrees to pay (i) to the U.S. Administrative Agent for the account of each U.S. Lender, and the Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurodollar Loans on the average daily amount of such Lender's L/C Exposure during the period from and including the Effective Date to but excluding the later of the Maturity Date with respect to such Lender and the date on which such Lender ceases to have any L/C Exposure, and (ii) to the U.S. Administrative Agent for the account of each U.S. Issuing Bank, and to the Canadian Administrative Agent for the account of each Canadian Issuing Bank, fronting fees, which shall accrue at twelve and one-half bps (0.125%) per annum on the average daily amount of the total U.S. L/C Exposure and total Canadian L/C Exposure during the period from and including the Effective Date to but excluding the later of the Maturity Date and the date on which there ceases to be any L/C Exposure, as well as each Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days (or, in the case of participation fees and fronting fees payable to Canadian Lenders, 365 days or 366 days, as the case may be) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the U.S. Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the U.S. Administrative Agent. The Canadian Borrower agrees to pay to the Canadian Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Canadian Administrative Agent.

(d) The Canadian Borrower agrees to pay to each Canadian Lender a fee (the "Acceptance Fee") in advance, at a rate per annum equal to the Applicable Rate, on the date of acceptance of each Acceptance. All Acceptance Fees shall be calculated on the face amount of the Acceptance issued and computed on the basis of the actual number of days in the term thereof and a year of 365 days. The Acceptance Fee shall be in addition to any other fees payable to each Canadian Lender in connection with the issuance or discounting of such Acceptance. The discount rate for Acceptance Fees shall be calculated under terms customary to the practice of the Canadian Lenders and shall be based upon a year of 365 days and the term of such Acceptance.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two hundred bps (2.0%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amounts payable in U.S. Dollars, two hundred bps (2.0%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section and (iii) in the case of any other amounts payable in Canadian Dollars, two hundred bps (2.0%) plus the rate applicable to the Canadian Prime Loans as provided in paragraph (c) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Lender (other than a prepayment of an ABR Loan prior to the end of the Availability Period with respect to such Lender), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Canadian Prime Rate shall be determined by an Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) With respect to Canadian Loans and fees relating thereto, unless otherwise stated herein, wherever reference is made to a rate of interest "per annum" or a similar expression, such interest shall be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and shall not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.

(h) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid with respect to Canadian Loans or fees relating thereto is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

Section 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
                  --------------------------

(a) the applicable Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) such Administrative Agent is advised by a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then such Administrative Agent shall give notice thereof to the Company, the Canadian Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agents thereafter notify the Company, the Canadian Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing of the applicable Class shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing of the applicable Class, such Borrowing shall be made as an ABR Borrowing.

Section 2.14      Increased Costs. (a) If any Change in Law shall:
                  ---------------

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement, any Loans made by such Lender, the acceptance and purchase or sale of any Acceptance or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan, the acceptance and purchase or sale of any Acceptance (or of maintaining its obligation to make any such Loan or to purchase or sell any such Acceptance) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company (if such Lender or Issuing Bank is a U.S. Lender or U.S. issuing Bank) or the Canadian Borrower (if such Lender or Issuing Bank is a Canadian Lender or Canadian Issuing Bank) will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company (if such Lender or Issuing Bank is a U.S. Lender or U.S. Issuing Bank) or the Canadian Borrower (if such Lender or Issuing Bank is a Canadian Lender or Canadian Issuing Bank) will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company or the Canadian Borrower (as applicable) and shall be conclusive absent manifest error. The Company or the Canadian Borrower (as applicable) shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that neither the Company nor the Canadian Borrower shall be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company or the Canadian Borrower (as applicable) of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16 Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If any Indemnified Taxes are required to be deducted in respect of any payment made to a Lender as a result of the application of
Section 2.21 (including any payment made by a Lender to another Lender in respect of that Lender's participating interest pursuant to Section 2.21(b)), the applicable U.S. Borrower (in the case of Indemnified Taxes required to be deducted by the United States or any political subdivision thereof) or the Canadian Borrower (in the case of Indemnified Taxes required to be deducted by Canada or any political subdivision thereof) shall pay an additional amount so that after making all the required deductions, including deductions applicable to additional amounts required under this Section 2.16(a), such Lender shall receive an amount equal to the sum it would have received had no such deductions been made.

(b) In addition, each of the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each of the Borrowers shall indemnify each Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Administrative Agent, Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or Issuing Bank, or by the applicable Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the applicable Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

(f) If an Administrative Agent, Lender or Issuing Bank becomes aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund at such Borrower's expense. If an Administrative Agent, Lender or Issuing Bank receives a refund (including pursuant to a claim for a refund made pursuant to the preceding sentence) in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower in which such Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Administrative Agent, Lender or Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of the Administrative Agents, Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest and other charges, including the reasonable fees and expenses of the Administrative Agents and Collateral Agents) to such Administrative Agent, Lender or Issuing Bank if such Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority.

(g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans, Acceptance Obligations and L/C Disbursements made hereunder.

(h) Each Non-U.S. Lender shall deliver to the Company two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
  Section 2.16(h), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(h) that such Non-U.S. Lender is not legally able to deliver.

(i) Nothing contained in this Section 2.16 shall require any Administrative Agent, Lender or Issuing Bank to make available any of its tax returns (or any other information that it deems, in its sole discretion, to be confidential or proprietary).

Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, reimbursement of L/C Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, in case of payments to be made to the U.S. Administrative Agent, the U.S. Issuing Bank or any U.S. Lender, or 12:00 noon, Toronto time, in case of payments to be made to the Canadian Administrative Agent, the Canadian Issuing Bank or any Canadian Lender), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agents, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the U.S. Administrative Agent (in the case of payments for the account of the U.S. Administrative Agent, the U.S. Issuing Bank or any U.S. Lender) at its offices at 270 Park Avenue, New York, New York, or to the Canadian Administrative Agent (in the case of payments for the account of the Canadian Administrative Agent, the Canadian Issuing Bank or any Canadian Lender) at One First Canadian Place, 100 King Street West, Suite 6900, Toronto M5X 1A4, except payments to be made directly to the Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Each Administrative Agent and Collateral Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in U.S. Dollars; provided that payments of principal of and interest on Canadian Prime Loans, L/C Disbursements denominated in Canadian Dollars and Acceptance Obligations, and payments of Acceptance Fees, commitment fees in respect of Canadian Commitments, fees in respect of Canadian Letters of Credit denominated in Canadian Dollars and (to the extent invoiced or otherwise claimed in Canadian Dollars) indemnification and expense reimbursement obligations, shall in each case be payable in Canadian Dollars.

(b) If at any time insufficient funds are received by and available to the applicable Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder in respect of Obligations of either Class, then such funds shall be applied (i) first, towards payment of interest and fees then due hereunder in respect of Obligations of the applicable Class, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder in respect of Obligations of the applicable Class, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties in respect of Obligations of the applicable Class.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or Acceptance Obligations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and Acceptance Obligations and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements and Acceptance Obligations of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements and Acceptance Obligations; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements or Acceptance Obligations to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the relevant Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment by such Borrower is due to such Administrative Agent for the account of any of the Lenders or Issuing Banks hereunder that such Borrower will not make such payment, such Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of such Lenders or such Issuing Bank, as the case may be, severally agrees to repay to such Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate (or, in the case of amounts payable in Canadian Dollars, the Canadian Prime Rate) and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each of the Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agents and the Issuing Banks, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Acceptance Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.19 Money of Account, etc. This is an international loan transaction in which the specification of U.S. Dollars or Canadian Dollars is of the essence, and U.S. Dollars or Canadian Dollars, as specified herein, shall be the currency of account and of payment in all events. The payment obligations of the Borrowers and the other Loan Parties shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to U.S. Dollars or, as the case may be, Canadian Dollars under normal banking procedures shall not yield the amount of U.S. Dollars or Canadian Dollars, as the case may be, due hereunder. In the event that any payment made in a currency other than U.S. Dollars or Canadian Dollars, as the case may be, whether pursuant to a judgment or otherwise, upon conversion shall not yield such amount of U.S. Dollars or Canadian Dollars, the applicable Lenders shall be entitled to demand immediate payment of, and shall have a separate cause of action for, the U.S. Dollar or Canadian Dollar deficiency.

Section 2.20 Currency Fluctuations, etc. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the U.S. Administrative Agent shall determine the Exchange Rate as of such Calculation Date. Except as otherwise provided in Section 2.08 and Section 2.21, the Exchange Rate so determined shall become effective on the first U.S. Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

(b) Not later than 5:00 p.m., New York City time, on each Reset Date, the U.S. Administrative Agent shall consult with the Canadian Administrative Agent and the Administrative Agents shall determine the total Canadian Exposure (both in U.S. Dollars and in Canadian Dollars) and the total U.S. Exposure.

(c) If, on any Reset Date, the total Canadian Exposure exceeds the total Canadian Commitments, then (i) the Canadian Administrative Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within two Canadian Business Days thereafter, the Canadian Borrower shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the total Canadian Exposure (expressed in Canadian Dollars) shall not exceed the total Canadian Commitments.

(d) To the extent the repayments and prepayments referenced in paragraph (c) do not result in a total Canadian Exposure (expressed in Canadian Dollars) that is less than or equal to the total Canadian Commitments, then the Borrowers shall provide cash collateral in accordance with Section 2.05(j) to the extent required to obtain such result.

Section 2.21 Consolidation of Credit Facilities. (a) Notwithstanding noncompliance with the conditions precedent set forth in Article IV, if (i) an Event of Default pursuant to clause (h), (i) or (j) of Article VII shall have occurred, (ii) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Article VII, or (iii) the Consolidated Net Tangible Assets of the Canadian Borrower shall be less than Cdn.$4,000,000 and, in the case of this clause (iii), a majority in interest of the Canadian Lenders (determined based upon their respective Canadian Commitments) shall have given notice thereof to the Administrative Agents requesting that this Section 2.21 apply, then, at 10:00 A.M., New York City time, on the second U.S. Business Day (the "Consolidation Date") immediately succeeding the first to occur of (A) the date on which such Event of Default occurs (in the case of clause (i) above), (B) the date on which such termination and/or declaration occurs (in the case of clause (ii) above), or (C) the date on which such notice is received by the Administrative Agents (in the case of clause (iii) above), subject to Section 2.21(b), the following shall occur:

(1) the Company, in its capacity as a Guarantor, shall repay all outstanding Canadian Loans and all unreimbursed L/C
  Disbursements under Canadian Letters of Credit, provide the cash collateral contemplated in Section 2.05(j) in respect of the face amount of all outstanding Acceptances and pay all accrued fees payable by the Canadian Borrower and shall cause the U.S. Borrowers to repay all outstanding
 U.S. Loans and all unreimbursed L/C Disbursements under U.S. Letters of Credit and pay all accrued fees payable by the U.S. Borrowers hereunder  (without  prejudice to the
 rights of the U.S.  Borrowers to finance such  repayments by borrowing U.S.
  Loans in accordance with this Agreement after giving effect to the adjustment of Commitments as provided below, if the U.S. Commitments remain in effect and the conditions to such Borrowing are satisfied);

(2) if, as of the Consolidation Date, the U.S. Commitments remain in effect, then:

(A) the total U.S. Commitments shall increase by the U.S. Dollar Equivalent of the total Canadian Commitments, but without increasing the U.S. Commitment of any U.S. Lender; and

(B) each Canadian Lender (or an affiliate thereof designated by such Canadian Lender) shall become a U.S. Lender with a U.S. Commitment equal to the amount of its former Canadian Commitment, and its Canadian Commitment shall terminate, if not previously terminated; and

(3) the Company shall become the account party in respect of all Canadian Letters of Credit (with the result that each Canadian Letter of Credit shall become a U.S. Letter of Credit) and the Lenders' participations in Letters of Credit shall be adjusted so that, as of the Consolidation Date, the U.S. L/C Exposure of each Lender shall equal its Applicable Percentage of the aggregate U.S. L/C Exposure at the time (determined as though Commitments had been consolidated as U.S. Commitments as provided in clause (2) above, even if such Commitments have been terminated).

                  The foregoing actions shall result in, and the parties hereto shall take such actions as shall be necessary to result in, all Canadian Lenders becoming U.S. Lenders, all Canadian Letters of Credit becoming U.S. Letters of Credit, all Canadian Loans being repaid, cash collateral being provided for the satisfaction of all obligations in respect of outstanding Acceptances and any and all U.S. Loans and U.S. L/C Exposure being held by the Lenders ratably in accordance with their U.S. Commitments (or, if the Commitments have terminated, in accordance with their ratable interests as though the Commitments had not terminated and had been converted to U.S. Commitments as provided above). After giving effect to the foregoing, in the event that any L/C Disbursement is made in Canadian Dollars, any payment required to be made by the Borrowers or the Lenders hereunder in respect of such L/C Disbursement shall be payable in U.S. Dollars in an amount equal to the U.S. Dollar Equivalent (based on the Exchange Rate determined by the U.S. Administrative Agent on the U.S. Business Day immediately preceding such payment date) of the amount otherwise payable in Canadian Dollars. For purposes of this Section 2.21(a) (other than in the immediately preceding sentence), the U.S. Dollar Equivalent shall be determined based upon the Exchange Rate in effect on the Effective Date.

(b) If any event described in clause (i), (ii) or (iii) of paragraph (a) above occurs and either the Required Lenders (in the case of an occurrence of an event described in clause (i) or (ii) of paragraph (a) above) elect to apply the provisions of this paragraph (b) in lieu of the provisions of paragraph
                  (a) above, or (in the case of any event described in paragraph
                  (a) above) for any reason the actions specified in paragraph
                  (a) above cannot be taken or accomplished, then the following provisions shall apply:

(1)               all Commitments shall terminate;

(2) each U.S. Lender shall purchase a participation in each Canadian Loan, outstanding Acceptance and unreimbursed L/C Disbursement of each Canadian Lender, and each Canadian Lender shall purchase a participation in each U.S. Loan and unreimbursed L/C Disbursement of each U.S. Lender, and each Lender having issued such an Acceptance or holding such a Loan or unreimbursed L/C Disbursement agrees to sell such participations therein, in each case in such amount as shall be necessary so that the U.S. Loans and participations therein, the Canadian Loans and participations therein, the Acceptances and participations therein and the L/C Disbursements and participations therein, are held ratably by the Lenders (it being understood that the ratable interests of the Lenders shall be determined by the Administrative Agents on the basis of the U.S. Dollar Equivalent of their respective Commitments at the time of termination thereof); and

(3) the Lenders' participations in Letters of Credit shall be adjusted so that the U.S. L/C Exposure and the Canadian L/C Exposure of each Lender shall be ratable (determined as provided in clause (2) above).

                  The foregoing actions shall result in, and the Lenders shall take such actions as shall be necessary to result in, any and all U.S. Loans, Canadian Loans, Acceptances, U.S. L/C Exposure and Canadian L/C Exposure being held, directly or indirectly (through participations) by the Lenders ratably on the basis of their respective Commitments at the time of termination thereof. For purposes of this Section 2.21(b), (i) the purchase and sale of participations shall be at a price calculated on the basis of the principal amount thereof but without interest (it being understood that any recovery of interest accrued thereon prior to the date of sale of such participations shall be for the account of the Lender selling such participation) and (ii) the purchase and sale of participations pursuant to clause (2) above shall be made in the same currency in which the applicable Loan, L/C Disbursement or Acceptance is denominated; provided that if a U.S. Lender is unable for any reason (including lack of participation by such U.S. Lender in foreign exchange markets) to obtain or apply Canadian Dollars to purchase participations in Loans, L/C Disbursements or Acceptances that are denominated in Canadian Dollars, as required by clause (2) above, such U.S. Lender shall be permitted to make such purchase payments in U.S. Dollars in an amount equal to the U.S. Dollar Equivalent of the amount otherwise payable in Canadian Dollars hereunder. The provisions of this Section 2.21(b) are solely for the benefit of the Lenders, shall not be enforceable by any Borrower and, notwithstanding any contrary provisions herein, may be amended, modified or waived by agreement among the Lenders without any consent or approval of any Borrower.

Section 2.22 Sale of Mortgaged Property. The Company shall give the Administrative Agents notice of any Contemplated Sale/Leaseback Transaction. Concurrent with the consummation of any Contemplated Sale/Leaseback Transaction and delivery by the Company to the Administrative Agents of related documentation, the U.S. Administrative Agent shall take all necessary and appropriate actions, or cause such actions to be taken, to release the security interests in and Liens granted pursuant to the Mortgages to the U.S. Collateral Agent for the benefit of the Lenders and other secured parties thereunder upon the Mortgaged Property or Mortgaged Properties being sold pursuant to such Contemplated Sale/Leaseback Transaction. The U.S. Administrative Agent shall have sole authority on behalf of the Lenders to take any and all actions related to the releasing of such Mortgage Liens on the Mortgaged Properties in favor of the U.S. Collateral Agent for the benefit of the Lenders and such other secured parties. Without limiting the generality of the foregoing, (i) upon effectiveness of this Agreement, the U.S. Administrative Agent shall prepare such lien release documentation as the Borrowers shall reasonably request, to be placed in escrow pending consummation of the Contemplated Sale/Leaseback Transaction, and (ii) the U.S. Administrative Agent shall from time to time perform such other acts as the Borrowers may reasonably request to facilitate the release of Mortgage Liens on Mortgaged Properties in connection with a Contemplated Sale/Leaseback Transaction and/or sale of any such Mortgaged Property in a timely fashion prior to or contemporaneously with the consummation of such transaction.

ARTICLE III
                         Representations and Warranties

                  Each of the Borrowers represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, equityholder action. This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each such Borrower or Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and have been disclosed to the Lenders to their reasonable satisfaction, and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of the Subsidiaries, except Liens created under the Loan Documents.

Section 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of consolidated operations and retained earnings, consolidated shareholders' equity and consolidated cash flows (i) as of and for the fiscal year ended February 22, 2003, reported on by Pricewaterhouse Coopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 6, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since February 22, 2003, there has been no material adverse change in (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, except as disclosed in the Exchange Act Filings, in the Information Memorandum or in any Schedules or Exhibits to this Agreement as of the Effective Date, (b) after the Effective Date, the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) after the Effective Date, the rights of or benefits available to the Lenders under any Loan Document or (d) the Collateral as a whole.

Section 3.05 Properties. (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted by Section 6.02.

(b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Borrowers, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment and Holding Company Status. Neither the Company nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 3.09 Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 Employee Benefit Plans. (a) No Pension Plan Event has occurred or is reasonably expected to occur that, when taken together with all other such Pension Plan Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) Each Foreign Employee Benefit Plan is in compliance in all material respects with all requirements of the governing documents for such plan and all applicable laws (including funding and fiduciary obligations). With respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, are not reasonably expected to result in a Material Adverse Effect.

Section 3.11 Disclosure. To the best knowledge of the Borrowers, the Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to either Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), any material misstatement of fact or omits, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

Section 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Canadian Loan Party or a U.S. Loan Party, in each case as of the Effective Date. The Canadian Borrower is an indirect wholly owned subsidiary of the Company.

Section 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The insurance maintained by or on behalf of the Company and the Subsidiaries is in full force and effect and complies with the requirements set forth in Section 5.07.

Section 3.14 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of any Borrower, threatened. The Company and the Subsidiaries have not been in violation of, in any material respect, the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with hours worked by or payments made to employees or any similar matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

Section 3.15 Security Documents. (a) Each Pledge Agreement creates in favor of the applicable Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in such Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Stock (as defined in such Pledge Agreement) has been delivered to such Collateral Agent (together with stock powers or other appropriate instruments of transfer executed in blank form). The Collateral Agent has a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person.

(b) Each of the Security Agreements creates in favor of the applicable Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in such Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings set forth on Schedule 3.15(b) are in appropriate form and have been or will be filed in the offices specified on Schedule 6 to the Perfection Certificate. Upon such filings such Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC and the PPSA), under the UCC or the PPSA (in each case in effect on the date this representation is made) in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof.

(c) When the U.S. Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings set forth on Schedule 3.15(c) in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable U.S. Loan Parties in the Intellectual Property (as defined in the U.S. Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

(d) When the Canadian Security Agreement or notice thereof is filed in the Canadian Patent and Canadian Trade Marks Office, and when the financing statements set forth on Schedule 3.15(d) in appropriate form are filed in the offices specified in Schedule 6 to the Perfection Certificate, the Canadian Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Canadian Loan Parties in the Intellectual Property (as defined in the Canadian Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document pursuant to the Ontario Personal Property Security Act in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof (it being understood that subsequent recordings in the Canadian Patent Office and the Canadian Trade Marks Office may be necessary to record notice of a security interest on Intellectual Property (as defined in the Canadian Security Agreement) acquired by the Loan Parties after the date hereof).

(e) [Reserved].

(f) With respect to each "deposit account" and "securities account" (each as defined the UCC) maintained by a Loan Party and for which a control arrangement has been obtained in favor of the applicable Collateral Agent in connection with the Existing Credit Agreement, each such "deposit account" and "securities account" (each as defined the UCC) has been pledged to the applicable Collateral Agent pursuant to the U.S. Security Agreement.

ARTICLE IV
                                   Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans, of the Canadian Lenders to accept Acceptances and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agents shall have received from each party hereto either
  (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agents shall have received a favorable written opinion (addressed to the Agents, the Issuing Banks and the Lenders and dated the Effective Date) of each of (i) William P. Costantini, Esq., Senior Vice President and General Counsel of the Company, (ii) Cahill Gordon & Reindel LLP, U.S. counsel for the Loan Parties and (iii) Miller Thomson LLP, Canadian counsel for the Loan Parties, substantially in the form of Exhibits N, O and P, respectively, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of the Borrowers hereby requests such counsel to deliver such opinions.

(c) The Administrative Agents shall have received a true and complete copy of each Borrower's organizational documents, an incumbency certificate for each person authorized to execute Loan Documents on behalf of a Borrower, resolutions authorizing the due execution, delivery and performance of the Loan Documents and the Transactions and a good standing certificate from each jurisdiction where a Borrower is organized and each jurisdiction necessary for it to carry on its business and such other documents and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to each of the Administrative Agents and its counsel.

(d) The Administrative Agents shall have received a certificate, dated the Effective Date and signed by the president, a vice president or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) The Administrative Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f) The Collateral Agents shall have received counterparts of the Pledge Agreements signed on behalf of the Loan Parties party thereto, and the Collateral Agents shall have received certificates or other instruments representing all the outstanding Equity Interests of each Subsidiary owned by any Loan Party (except that stock certificates representing shares of common stock of a Foreign Subsidiary pledged by a U.S. Loan Party under the U.S. Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary and each pledge shall be otherwise limited as specifically set forth in the applicable Pledge Agreement), together with stock powers or other instruments of transfer with respect thereto endorsed in blank form.

(g) The Collateral Agents shall have received counterparts of the Security Agreements signed on behalf of the Loan Parties party thereto, together with the following:

(i) all documents and instruments, including Uniform Commercial Code financing statements and Personal Property Security Act financing statements, required by law or reasonably requested by the Collateral Agents to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreements; and

(ii) a completed Perfection Certificate from each of the Company and the Canadian Borrower dated the Effective Date and signed by an executive officer or Financial Officer of the Company and the Canadian Borrower, respectively, together with all relevant attachments contemplated thereby, including the then completed results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the applicable Loan Parties in the jurisdictions contemplated by the applicable Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agents that the Liens indicated by such financing statements (or similar documents) are permitted by
  Section 6.02 or have been released.

(h) The Collateral Agents shall have received counterparts of the Guarantee Agreements signed on behalf of the Loan Parties party thereto.

(i) The Administrative Agents shall have received counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Loan Parties party thereto.

(j) The Administrative Agents shall have received evidence satisfactory to them that the insurance required by Section 5.07 and the Security Documents is in effect.

(k) [Reserved].

(l) The Administrative Agents shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of each of the Company and the Canadian Borrower, calculating the U.S. Borrowing Base and the Canadian Borrowing Base as of the end of the most recent week ended within fifteen (15) Business Days prior to the Effective Date.

(m) [Reserved].

(n) The Agents, the Issuing Banks and the Lenders shall have received, for the remainder of the 2003 fiscal year and for the 2004 through 2006 fiscal years, the items required by clause (g) of Section 5.01.

(o) The Administrative Agents shall have received the results of satisfactory lien searches (including, without limitation, the results of satisfactory tax lien and judgment lien searches) showing the absence of any Liens (except for the Liens of the Collateral Agents) on any of any of the Collateral other than Liens expressly permitted by Section 6.02 hereof.

(p) After giving effect to the calculation of the Borrowing Base, the Borrowing Base Availability shall not be less than One Hundred Seventy-Five Million U.S. Dollars (U.S.$175,000,000).

(q) The Agents shall have performed inspections, audits and field searches (which may include conversations with responsible officers and employees) to their satisfaction of each Loan Parties' assets (including, without limitation, accounts receivable and inventory), liabilities, books and records, management information systems, cash management, vendor agreements and other agreements related to the Transactions contemplated hereby.

(r) The Company shall have distributed for execution Tri-Party Agreements to all of its third party credit card and health care accounts receivable obligors which are not natural persons or Governmental Authorities. The Agents shall have received executed counterparts of such Tri-Party Agreements as have been signed on behalf of each party thereto on or before the Effective Date.

(s) The Agents shall have received an appraisal, in form and substance satisfactory to the Agents, performed by an appraiser acceptable to the Agents of the Inventory and the Scripts to be pledged or granted as Collateral.

The Administrative Agents shall notify the Company, the Canadian Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, of the Canadian Lenders to accept Acceptances and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 15, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan or to accept an Acceptance on the occasion of any Borrowing, of any reallocation pursuant to Section 2.08(d) and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or Acceptance or Reallocated Commitment or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or Acceptance or Reallocated Commitment or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each of the Borrowers, in connection with each Borrowing, each Acceptance, each Reallocated Commitment and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to have represented and warranted on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V
                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and Acceptance Obligation and all fees payable hereunder shall have been paid in full, there are no Acceptances outstanding and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. The Company will furnish to the Administrative Agents and each Lender each of the following together with all supporting documentation as the Administrative Agents may reasonably require:

(a) within 90 days after the end of each fiscal year of the Company, and within 90 days after the end of each fiscal year of the Canadian Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, together with the related accountant's management letter (subject to, if such letter is by its terms confidential, the Administrative Agent's providing the Company's independent accountants with any such documentation as they may be entitled to require to waive such confidentiality, it being understood that the Company shall not be required to violate any undertakings of confidentiality), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Pricewaterhouse Coopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries, or the Canadian Borrower and its consolidated subsidiaries, as the case may be, in each case on a consolidated basis in accordance with GAAP (or, in the case of the Canadian Borrower, generally accepted accounting principles in Canada) consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days after the end of each of the first two (or three, in the event of a fiscal quarter having four fiscal four week periods) fiscal four-week periods of each fiscal quarter of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal four-week periods and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with any delivery of financial statements under clause (a) or
  (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
  (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, if applicable and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) within eight Business Days after the end of each calendar week, a completed Borrowing Base Certificate calculating and certifying each of the U.S. Borrowing Base and the Canadian Borrowing Base as of the last day of such calendar week, signed on behalf of each of the Company and the Canadian Borrower by one of its Financial Officers;

(g) at least 30 days prior to the commencement of each fiscal year of the Company (and, with respect to the last quarter of the fiscal year ending on or about February 28, 2004, on or before the Effective Date), (i) a reasonably detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each fiscal quarter during such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available and from time to time, any significant revisions of such budget (including, without limitation, any amounts to be paid to any pension plan (including any Plan, Foreign Employee Benefit Plan, or, the best of the Company's knowledge, a Canadian Multi-Employer Plan, or a U.S. Multi-Employer Plan) or to any third party on account of any such pension plan) and (ii) a reasonably detailed budget of the Borrowing Base Availability (after giving effect to all draws, advances and/or borrowings and repayments thereof in such month) for such fiscal year, by month, and promptly when available any significant revisions of such budget;

(h) within ten (10) Business days after any sale, transfer or other disposition of assets permitted by clause (c) of Section 6.05, a complete description of such sale, transfer or other disposition, together with any significant revisions to the budget previously delivered pursuant to clause (g) of this Section for sales, transfers or other dispositions resulting in Net Proceeds greater than U.S.$5,000,000;

(i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its stockholders generally, as the case may be; and

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as either Administrative Agent or any Lender may reasonably request.

Section 5.02 Notices of Material Events. The Company will furnish to the Administrative Agents and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any Pension Plan Event that, alone or together with any other related Pension Plan Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding U.S.$5,000,000;

(d) a copy of each notice from each funding agent of each of the Foreign Employee Benefit Plans required to be delivered by such funding agent under
  Section 56.1 of the Pension Benefits Act of Ontario promptly after such notice is received by the Canadian Borrower or other Loan Party; and

(e) any other development (other than those specified above as to which the Lenders have received due notice) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Information Regarding Collateral. (a) The Company will furnish to the Administrative Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, its "location" (as determined under Section 9-307 of Revised Article 9 of the UCC), any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any U.S. Loan Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agents to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral to the extent it is intended to be so perfected on the date hereof. The Company also agrees promptly to notify the Administrative Agents if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time required for delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Company shall deliver to the Administrative Agents a certificate of a Financial Officer and the chief legal officer of the Company (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreements for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

Section 5.04 Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.05 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.07 Insurance. (a) The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agents on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it including the insurance required pursuant to the Security Documents; (ii) maintain such other insurance as may be required by law; and (iii) upon request by an Administrative Agent, which request need not be made in writing, furnish the Administrative Agents with certificates evidencing the insurance required by this paragraph. In the event of the Company's or Loan Parties' failure to obtain or maintain the insurance required by this paragraph, the Administrative Agents shall have the right to obtain the required coverage and bill the Company for the premium payments therefor. To the extent consistent with prudent business practice, the Company may maintain a program of self-insurance in place of any of the insurance required by this paragraph.

(b) Fire and extended coverage policies with respect to any Collateral shall not include (i) a provision to the effect that any of the Borrowers, the Administrative Agents, the Collateral Agents, or any other party shall be a coinsurer and (ii) shall be endorsed, which endorsement shall be satisfactory in form and substance to the Collateral Agents, to name the Collateral Agents, for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and shall include such other provisions as the Collateral Agents may reasonably require from time to time to protect the interests of the Lenders, provided that the requested provisions are available at reasonable cost. Each such policy referred to in this paragraph also shall provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agents (giving the Collateral Agents the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agents. The Borrowers shall deliver to the Collateral Agents, prior to the cancellation of any such policy of insurance, a Certificate of Insurance for the replacement policy.

(c) The Company and the Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Inventory will be received by the Company and the Loan Parties as agent hereunder for the benefit of the Lenders and deposited in an account subject to a control arrangement in favor of the applicable Collateral Agent. The Company and the Loan Parties disclaim any right, title or interest in or to such income, payments or proceeds and hereby confirm that the Company and the Loan Parties have granted a first priority security interest to the Collateral Agents (for the benefit of the Lenders) in all such income, payments and proceeds. The Company and the Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Mortgaged Property (after payment of any amounts due to a Lessor under a Lease) will be deposited in an account subject to a control arrangement in favor of the applicable Collateral Agent.

(d) The Company shall continue to maintain, for itself and its subsidiaries, a Directors and Officers insurance policy, and a "Blanket Crime" policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by an Administrative Agent, which request need not be made in writing, furnish the Administrative Agents certificates evidencing renewal of each such policy.

Section 5.08 Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

Section 5.09 Books and Records; Inspection and Audit Rights. (a) The Company will, and will cause each of its Subsidiaries to, keep proper financial records in accordance with GAAP. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by either Administrative Agent in consultation with the Borrowers, upon reasonable prior notice, no less frequently than semi-annually in any period of twelve (12) consecutive months commencing on or after the Effective Date, to visit and inspect its properties, to examine and make extracts from such records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times.

(b) The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by either Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by such Administrative Agent) in consultation with the Borrowers to conduct evaluations and appraisals of the computation of the U.S. Borrowing Base or the Canadian Borrowing Base (or both) and the assets included therein, including supporting systems, processes and controls, all at reasonable times but no less frequently than semi-annually in any period of twelve (12) consecutive months commencing on or after the Effective Date. The Company shall pay the reasonable fees and expenses of any representatives retained by an Administrative Agent, or employees of such Administrative Agent, to conduct any such evaluation or appraisal, including reasonable and customary internally allocated fees and expenses of such employees.

Section 5.10 Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.11 Use of Proceeds and Letters of Credit. The proceeds of the Loans and Acceptances will be used for general corporate purposes, including Working Capital and acquisitions and Capital Expenditures. No part of the proceeds of any Loan or Acceptance will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

Section 5.12 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Company will notify the Administrative Agents, the Collateral Agents and the Lenders thereof and (a) if such Subsidiary is a wholly-owned U.S. Subsidiary, the Company will cause such Subsidiary (i) to become a party to (A) the U.S. Guarantee Agreement, (B) the Indemnity, Subrogation and Contribution Agreement, (C) the U.S. Security Agreement and (D) the U.S. Pledge Agreement, in each case in the manner provided therein and within ten (10) U.S. Business Days after such Subsidiary is formed or acquired and (ii) promptly to take such actions to perfect the Liens on such Subsidiary's assets granted under the Security Documents as the U.S. Administrative Agent or the Required Lenders shall reasonably request, (b) if such Subsidiary is a wholly-owned Canadian Subsidiary, the Company will cause such Subsidiary (i) to become a party to (A) the Canadian Guarantee Agreement, (B) the Indemnity, Subrogation and Contribution Agreement, (C) the Canadian Security Agreement and
(D) the Canadian Pledge Agreement, in each case in the manner provided therein and within ten (10) Canadian Business Days after such Subsidiary is formed or acquired and (ii) promptly to take such actions to perfect Liens on such Subsidiary's assets granted under the Security Documents as the Administrative Agents or the Required Lenders shall reasonably request and (c) if any Equity Interests of such Subsidiary are owned by or on behalf of any Loan Party, the Company will cause such Equity Interests to be pledged pursuant to the applicable Pledge Agreement within ten (10) Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary to be pledged pursuant to the U.S. Pledge Agreement may be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

Section 5.13 Tri-Party Agreements. Within ninety (90) days after the Effective Date, the Company shall have received the remainder of the Tri-Party Agreements, duly authorized, executed and delivered by the parties thereto.

Section 5.14 Further Assurances. The Borrowers will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, termination statements, fixture filings and other documents), which may be required under any applicable law, or which either Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrowers also agree to provide to the Administrative Agents, from time to time upon request, evidence reasonably satisfactory to the Administrative Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.15 Control Agreements, Irrevocable Letters of Instruction, Etc. Within such time periods as the Administrative Agents shall reasonably determine, the Borrowers shall deliver such control agreements, irrevocable letters of instruction and other agreements, each in form and substance satisfactory to the Administrative Agents, as the Administrative Agents deem necessary or appropriate to grant a first priority perfected security interest in and to each deposit account and securities account established by a Loan Party on or after the Effective Date.

Section 5.16 Priority of Claims Waivers. Unless reserved for in accordance with the provisions hereof, the Borrowers from time to time shall promptly deliver, or cause to be promptly delivered, a Priority of Claims Waiver from each vendor, landlord, public warehouse operator or other third party bailee that has not provided a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agents for each third party storage facility located in any U.S. Priming Jurisdiction or Canadian Priming Jurisdiction.

Section 5.17 Benefit Plans Payments. The Loan Parties, Subsidiaries and all ERISA Affiliates shall make all required contributions under any Foreign Employee Benefit Plan, Plans, Canadian Multi-Employer Plans or U.S. Multi-Employer Plans which, if not made, could result in a Material Adverse Effect unless such payment is being contested pursuant to Section 5.05.

ARTICLE VI
                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and Acceptance Obligation and all fees payable hereunder have been paid in full, there are no Acceptances outstanding and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

Section 6.01      Indebtedness;  Certain  Equity  Securities.
(a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except (A) to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements and (B) in the case of senior unsecured notes issued by the Company to refinance the Indebtedness described in Section 6.08(c) or Section 6.08(d)) or result in an earlier maturity date or decreased weighted average life thereof;

(iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party shall be subject to Section 6.04;

(iv) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; provided that (A) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (B) a Canadian Loan Party shall not Guarantee Indebtedness of a U.S. Loan Party;

(v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) and clause (vi) below, plus the aggregate book value of all assets sold after the Effective Date pursuant to sale and leaseback transactions permitted by clause (c) of Section 6.06 (which shall not include any Contemplated Sale/Leaseback Transaction), shall not exceed, at any time outstanding, 10% of the Company's Consolidated Net Tangible Assets;

(vi) Indebtedness of the Company or any Subsidiary for borrowed money secured by any real properties (other than Mortgaged Properties) and improvements thereto (but not inventory or other personal property located therein) owned by the Company or any Subsidiary, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall be subject to the limitation set forth in the proviso to clause (v) above;

(vii) Indebtedness of the Company or any Subsidiary relating to purchase money security interests (as defined in the New York Uniform Commercial Code, as amended) in the United States or such similar provision of Ontario law or any other applicable Province of Canada in an aggregate amount not exceeding U.S.$40,000,000 (or its equivalent) at any time outstanding; provided that, after giving effect to any such proposed transaction, (A) no Default shall have occurred and be continuing, (B) the total U.S. Exposure does not exceed the total U.S. Commitments, (C) the total Canadian Exposure does not exceed the total Canadian Commitments and (D) the sum of the U.S. Borrowing Base and the Canadian Borrowing Base is greater than the sum of the total U.S. Commitments and the total Canadian Commitments;

(viii) Guarantees by the Company or any of its Subsidiaries of Indebtedness of third parties given in connection with the acquisition or improvement of real property for use in the business of the Company and its Subsidiaries not exceeding U.S.$10,000,000 (or its equivalent) at any one time outstanding;

(ix) software licenses required to be reflected as indebtedness on the Company's consolidated balance sheet in an aggregate amount not exceeding
  U.S.$10,000,000 (or its equivalent); and

(x) other unsecured Indebtedness in an aggregate principal amount not exceeding U.S.$40,000,000 (or its equivalent) at any time outstanding.

(b) The Company will not, nor will the Company permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, other than Qualified Preferred Stock.

Section 6.02 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents and the Control Agreements;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Company or any Subsidiary existing on February 23, 2001 and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, the obligations thereunder or the property or assets securing such obligations;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements);

(e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a) or a completed Contemplated Sale/Leaseback Transaction, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(f) Liens on real properties (other than the Mortgaged Properties) and improvements thereto (but not inventory or other personal property located therein) owned by the Company or any Subsidiary; provided that such Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a); and

(g) Liens of sellers of goods to any Loan Party arising under the provisions of applicable law similar to Article 2 of the UCC in the ordinary course of business, covering only goods (other than Inventory and Equipment (as defined in the applicable Security Agreement) included in the U.S. Borrowing Base or Canadian Borrowing Base).

Section 6.03 Fundamental Changes. (a) The Company will not, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into or amalgamate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving or amalgamated entity is a Subsidiary and (if any party to such merger is a Loan Party) is a Loan Party and (iii) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and the Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 6.04.
(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidence of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the date hereof and set forth on Schedule 6.04 and any other investments from time to time not to exceed at any time outstanding an aggregate principal amount in excess of the Net Proceeds received from the disposition of investments permitted by this Section 6.04(b);

(c) investments by the Company and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12), (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including all such investments, loans, advances and Guarantees existing on the Effective
  Date) shall not exceed U.S.$20,000,000 (or its equivalent) at any time outstanding and (iii) neither the Company nor any of the Subsidiaries will create or acquire any Subsidiary after the Effective Date that is not a Loan Party;

(d) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

(f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

(g) non-cash consideration received in connection with the sale, transfer, lease or disposition of any asset in compliance with Sections 6.05 and 6.06.

Section 6.05 Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a) sales, transfers, leases or other dispositions of inventory, used or surplus equipment or equipment to Canadian franchisees and Permitted Investments, in each case in the ordinary course of business and consistent with past practice;

(b) sales, transfers and dispositions to the Company or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate book value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) (which, for the avoidance of doubt, does not include any Contemplated Sale/Leaseback Transaction) during any fiscal year of the Company shall not exceed an amount equal to the lesser of (x) ten percent (10%) of the Company's Consolidated Net Tangible Assets as of the commencement of such fiscal year and (y) One Hundred Million U.S. Dollars (U.S.$ 100,000,000);

(d) sales of assets pursuant to sale and leaseback transactions permitted by
  Section 6.06; and

(e) any sale of the Eight O'Clock Coffee division assets described in the Asset Purchase Agreement, dated as of October 19, 2003, naming EOC Acquisition Co., as purchaser, and the Company as Seller;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a) and (b) above) shall be made for fair value and at least 80% cash consideration.

Section 6.06 Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except (a) the Contemplated Sale/Leaseback Transaction, (b) any such sale of any fixed or capital assets that is made for consideration having a cash component in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset and (c) any other such sale of fixed or capital assets, provided that the aggregate book value of all assets sold after the Effective Date pursuant to this clause (c) shall be subject to the limitation set forth in the proviso to clause (v) of
Section 6.01(a).

Section 6.07 Hedging Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business and consistent with past practices of the Company to hedge or mitigate interest rate, currency (which, for the avoidance of doubt, may fix either the U.S.$ or Cdn.$ exchange rate) or energy exposure to which the Company or any Subsidiary is exposed in the conduct of its business.

Section 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock.

(b) The Company will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property), other than regularly scheduled payments as and when due, in respect of principal of, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, (i) any debt securities issued pursuant to the Indenture, dated as of January 1, 1991, between the Company and JPMorgan Chase Bank, as indenture trustee or (ii) any other Indebtedness of the Company or any Subsidiary that is scheduled to mature after the Maturity Date.

(c) Notwithstanding Section 6.08(b), so long as no Default has occurred and is continuing or would result therefrom, the Borrowers may (i) retire the 2004 Notes at any time, (ii) (x) refinance, on terms and conditions satisfactory to the Administrative Agents, with senior or subordinated unsecured indebtedness, any of the 2007 Notes prior to the final maturity thereof, and (y) after no less than ninety five percent (95%) of the 2007 Notes have been either (1) refinanced on terms and conditions satisfactory to the Administrative Agents with senior or subordinated unsecured indebtedness, or (2) prepaid, redeemed, purchased, defeased or retired in accordance with paragraph (d) below, refinance, on terms and conditions satisfactory to the Administrative Agents, with senior or subordinated unsecured indebtedness, any of the 2011 Notes. Although not exclusive, the Administrative Agents agree that terms and conditions substantially similar to the 2011 Notes, at a then market rate of interest, would be satisfactory to the Administrative Agents for the purposes of transactions contemplated by this Section 6.08(c).

(d) Notwithstanding Section 6.08(b), the Borrowers may prepay, redeem, purchase, defease or retire any of the 2007 Notes and up to U.S.$25,000,000 of other of the Company's debt securities as long as (i) no Default has occurred or would result therefrom, (ii) during the ninety (90) day period prior to (on a pro forma basis) and the ninety (90) day period following (on a projected basis) the date of such prepayment, redemption, purchase or retirement, both before and after giving effect to such prepayment, redemption, purchase or retirement, there shall be an actual or expected average Borrowing Base Availability plus invested cash held by the Administrative Agents, which is pledged as collateral and subject to a control agreement satisfactory to the Administrative Agent, of at least U.S.$150,000,000, of which no more than U.S.$50,000,000 may be invested cash held by the Administrative Agent, and
  (iii) the aggregate amount of prepayments, redemptions, purchases or retirements pursuant to this clause (d) of Indebtedness shall not exceed U.S.$75,000,000 in any fiscal year and shall not exceed U.S.$255,000,000 during the Availability Period.

Section 6.09 Transactions with Affiliates. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, or (b) transactions between or among the Loan Parties not involving any other Affiliate.

Section 6.10 Restrictive Agreements. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien securing Obligations or any refinancing thereof upon any property or assets actually owned by it, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary provisions included in licenses, contracts, leases, agreements and other instruments restricting assignment and/or encumbrance,
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

Section 6.11 Amendment of Material Documents. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of (a) the provisions of its certificate of incorporation, by-laws or other organizational documents or
(b) its rights under other material documents, in the case of all of the foregoing, in a manner materially adverse to the Lenders.

Section 6.12 Fixed Charge Coverage Ratio. Upon the reduction of Borrowing Base Availability below Fifty Million U.S. Dollars (U.S.$50,000,000), the Company will not permit the Consolidated Fixed Charges Ratio to be less than the ratio of 1.00 to 1.00 from the date that Borrowing Base Availability is less than Fifty Million U.S. Dollars (U.S.$50,000,000). From and after the ninetieth consecutive day that Borrowing Base Availability has been at least equal to Seventy-Five Million U.S. Dollars (U.S.$75,000,000), the Company will not be obligated to maintain a 1.00 to 1.00 Consolidated Fixed Charges Ratio unless and until the date that Borrowing Base Availability again falls below Fifty Million U.S. Dollars (U.S.$50,000,000).

Section 6.13      [Reserved].

Section 6.14      [Reserved].

Section 6.15 Limitation on Change in Fiscal Year. The Company will not permit its fiscal year to end on a date other than the last Saturday in the month of February in each calendar year.

ARTICLE VII
                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or Acceptance Obligation or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (including, as required under Section 2.10(b)) or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or Acceptance Obligation or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of any Borrower) or 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause
  (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from either Administrative Agent to the Company (which notice may be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of U.S.$35,000,000 (or its equivalent) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) a Pension Plan Event shall have occurred that, when taken together with all other Pension Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of a Collateral Agent's failure (x) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under a Pledge Agreement or (y) to file any document delivered by the Loan Parties to it for filing or (iii) as a result of a Collateral Agent's failure to take any action that the Company reasonably requests, in writing, such Collateral Agent to take;

(n) a Change in Control shall occur; or

(o) any Loan Document shall not be in full force and effect;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the U.S. Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans and Acceptance Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and Acceptance Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans and Acceptance Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers.

                  Solely for purposes of determining whether a Default has occurred under clause (h), (i) or (j) of this Article VII, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary (after any such event referred to in such clauses, each such Subsidiary shall be deemed an "Excluded Subsidiary") affected by any event or circumstance referred to in any such clause that meets all the following conditions: (a) the Company's direct and indirect investments in and advances to the Subsidiary is less than 1% of the total assets of the Company consolidated as of the end of the most recently completed fiscal year; (b) the Company's direct and indirect proportionate share of the total assets (after intercompany eliminations) of the Subsidiary is less than 1% of the total assets of the Company consolidated as of the end of the most recently completed fiscal year; and (c) the Company's direct and indirect equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary is less than 1% of such income of the Company consolidated for the most recently completed fiscal year; provided that (i) if it is necessary to exclude more than one Subsidiary from clause (h) or (j) of
Article VII pursuant to this paragraph in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (a), (b) and (c) above are satisfied and (ii) a Subsidiary shall not be excluded from clauses (h) and (j) of Article VII if such Subsidiary holds rights under any long-term contracts for the purchase of inventory accounting for more than 5% of the total inventory purchased by the Company and its Subsidiaries during the most recent Calculation Period.

ARTICLE VIII
                                   The Agents

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Agents as its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to each such Agent, respectively, by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) an Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, an Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. An Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. An Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and an Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of (i) each Agent and (ii) any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders, the other Agents, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or Toronto, Ontario, as applicable, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  None of the rights or obligations of any Agent under any Loan Document may be amended, supplemented or otherwise modified without the prior written consent of such Agent and the Required Lenders.

ARTICLE IX
                                 Miscellaneous

Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to any Borrower, to it in care of the Company at Two Paragon Drive, Montvale, New Jersey 07645, Attention of the Treasurer (Telecopy No. (201) 571-8036);

(b) if to the U.S. Administrative Agent, to JPMorgan Chase Bank, Business Credit Corp., 1166 Avenue of the Americas - 16th Floor, New York, New York 10036, Attention of Maryann Lewis (Telecopy No. (212) 899-2929), with a copy to JPMorgan Chase Bank, Business Credit Corp., 395 N. Service Road - 3rd Floor, Melville, New York 11747, Attention of Patricia H. Garard (Telecopy No. (631) 755-8454);

(c) if to the Canadian Administrative Agent, to it at 200 Bay Street, Royal Plaza South Tower, Suite 1800, Toronto, Ontario M5J2J2, Canada, Attention:
  Funding Officer (Telecopy No. (416) 981-9128);

(d) if to the U.S. Issuing Bank, to it at Letters of Credit Department, JPMorgan Chase Bank, Attention of Christine Siebel (Telecopy No. (718) 242- 6540);

(e) if to the Canadian Issuing Bank, to it at Royal Bank Plaza, 18th Floor, Toronto, Ontario MFJ2J2, Canada, Attention of Christine Chan (Telecopy No.
  (416) 381-9138); and

(f) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02 Waivers; Amendments. (a) No failure or delay by an Administrative Agent, a Collateral Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Collateral Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of an Acceptance or a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether an Administrative Agent, a Collateral Agent, any Lender or an Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent that is a party thereto and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, Acceptance Obligation or unreimbursed L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under
  Section 2.09, or date for the payment of any Acceptance Obligation, or the required date of reimbursement of any L/C Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) directly or indirectly change any of the provisions of the definitions of "Canadian Borrowing Base", "U.S. Borrowing Base", "Eligible Inventory", "Eligible Coinstar Receivables", "Eligible Credit Card Accounts Receivable", "Eligible Third Party Insurance Provider Accounts Receivable" "Canadian Commitment", "Scripts" or "U.S. Commitment", in each case in a manner adverse to the interests of the Lenders or in a manner that would make more credit available to the Borrowers, without the written consent of the Required Lenders (calculated for this purpose as though the percentage specified in the definition of "Required Lenders" were 66-2/3% instead of 50%), (vii) increase the total U.S. Commitments or the total Canadian Commitments (other than pursuant to a reallocation or consolidation of Commitments in accordance with Section 2.08 or 2.21), without the written consent of the Required Lenders (calculated for this purpose as though the percentage specified in the definition of "Required Lenders" were 66-2/3% instead of 50%), (viii) release any Loan Party from its Guarantee under the applicable Guarantee Agreement (except as expressly provided in such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (ix) release all or any substantial part of the Collateral from the Liens of the Security Documents (except with respect to sales or transfers of, and other transactions relating to, Collateral permitted pursuant to the Loan Documents), without the written consent of each Lender or (x) effect any waiver, amendment or modification that by its terms affects the U.S. Lenders only without the prior written consent of a majority in interest of the U.S. Lenders, or affects the Canadian Lenders only without the prior written consent of a majority in interest of the Canadian Lenders or affects the rights and interests of U.S. Lenders differently than those of Canadian Lenders, or affects the rights and interests of Canadian Lenders differently than those of U.S. Lenders, without in any such case the prior written consent of a majority in interest of the U.S. Lenders and the Canadian Lenders, as separate classes; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent or Issuing Bank or Collateral Agent without the prior written consent of such Administrative Agent or Issuing Bank or Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into between the Borrowers, the Required Lenders and the Administrative Agents (and, if their rights or obligations are affected thereby, the Issuing Banks) if (i) by the terms of such agreement the Commitment, L/C Exposure, and Acceptance Obligations of each Lender not consenting to the amendment provided for therein shall, for such Lender, terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan and Acceptance Obligation owed to it and all other amounts owing to it or accrued for its account under this Agreement.

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The U.S. Borrowers agree, jointly and severally, and the Canadian Borrower agrees, to pay (i) on or before the Effective Date, to the greatest extent possible, and after the Effective Date, as necessary, all fees and reasonable out-of-pocket expenses (including, without limitation, the fees and expenses incurred in connection with any field examination and any appraisal of any of the Collateral) incurred by the Administrative Agents, the Collateral Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents and the Collateral Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, supplements, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agents, the Collateral Agents, the Issuing Banks and/or any Lender) incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agents, the Collateral Agents, the Issuing Banks or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agents, the Collateral Agents, the Issuing Banks or any Lender, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made, Acceptances created or Letters of Credit issued hereunder, including all such out-of-pocket expenses (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agents, the Collateral Agents, the Issuing Banks or any Lender) incurred during any workout, restructuring or negotiations in respect of such Loans, Acceptances or Letters of Credit.

(b) The U.S. Borrowers agree, jointly and severally, and the Canadian Borrower agrees, to indemnify the Administrative Agents, the Collateral Agents, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, damages, liabilities, costs and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan, Acceptance or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Company or any of its subsidiaries, or any Environmental Liability related in any way to the Company or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them to an Administrative Agent, a Collateral Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent, such Collateral Agent or such Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent, such Collateral Agent or such Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the aggregate amount of the total Commitments at the time.

(d) To the extent permitted by applicable law, none of the Borrowers shall assert, and each of the Borrowers hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Acceptance or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Collateral Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. The Administrative Agent also shall indicate in the Register the Maturity Date applicable to each Lender and its Commitments and Loans.

(b) Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans and Acceptance Obligations at the time owing to it and its participation in Letters of Credit); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company, the Administrative Agents and the Issuing Banks must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender to be assigned to an assignee other than a Lender or an Affiliate of a Lender pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than U.S.$5,000,000 unless each of the Company and the applicable Administrative Agent otherwise consent to a lesser amount, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause
  (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each such assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500, in the case of fees payable to the U.S. Administrative Agent, or Cdn.$4,500, in the case of fees payable to the Canadian Administrative Agent (except such fee shall not be payable in the case of an assignment by any Lender to any of its affiliates or an assignment pursuant to Sections 2.08 or 2.18) and (v) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recordation in the Register pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five U.S. Business Days (or, if the assignee is a Canadian Lender, five Canadian Business Days) after the execution and recordation thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all the assigning Lender's rights and obligations under this Agreement such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Canadian Administrative Agent shall furnish to the U.S. Administrative Agent a copy of each Assignment and Acceptance with respect to a Canadian Commitment. The U.S. Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Acceptance Obligations and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the applicable Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrowers, the Administrative Agents, the Collateral Agents or the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agents, the Collateral Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, supplement, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph
  (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under
  Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with a Borrower's prior written consent. A Participant that would be a Non-U.S. Lender or a Non-Canadian Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(g) Any Lender may at any time grant, pledge, hypothecate or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any grant, pledge, hypothecation or assignment to secure obligations to a Federal Reserve Bank, and none of the restrictions or conditions set forth in this Section 9.04 related to any such grant, pledge, hypothecation or assignment shall apply to any such grant, pledge, hypothecation or assignment of a security interest; provided that no such grant, pledge, hypothecation or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such grantee, pledge, hypothecatee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, the acceptance of any Acceptances and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that an Administrative Agent, a Collateral Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or Acceptance Obligations is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and Acceptance Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by each of the Administrative Agents and when the U.S. Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If one or more Events of Default shall have occurred and be continuing, each Lender shall have the right, in addition to and not in limitation of any right which any such Lender may have under applicable law or otherwise, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or its Affiliates to or for the credit or the account of any of the Borrowers against any of and all the obligations of any of the Borrowers now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 GOVERNING LAW; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

(b) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that an Administrative Agent, a Collateral Agent, an Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any of the Borrowers or their respective properties in the courts of any jurisdiction.

(c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agents, the Collateral Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or the Canadian Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to an Administrative Agent, a Collateral Agent, an Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from any of the Borrowers relating to the Borrowers or their business, other than any such information that is available to an Administrative Agent, a Collateral Agent, an Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any of the Borrowers; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Notwithstanding anything herein to the contrary, to the extent not inconsistent with applicable securities laws, a Lender or potential Lender (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation
Section 1.6011-4) contemplated herein and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction (as defined in United States Treasury Regulation
Section 1.6011-4) unless such information is related to such tax treatment and tax structure.

Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate (or, in the case of amounts denominated in Canadian Dollars, the rate from time to time determined by the Canadian Administrative Agent to represent its cost of overnight Canadian Dollars) to the date of repayment, shall have been received by such Lender.

                     [Amended and Restated Credit Agreement]


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Senior Vice President, Chief Financial Officer


                        THE GREAT ATLANTIC & PACIFIC COMPANY OF CANADA, LIMITED

                        /s/ Mitchell P. Goldstein
                        -------------------------------------------------
                        Mitchell P. Goldstein
                        Treasurer

                        JPMORGAN CHASE BANK, as U.S. Administrative Agent

                        /s/ Robert J. Morrow
                        ------------------------------------------------
                        Robert J. Morrow
                        Vice President

                        JPMORGAN CHASE BANK, TORONTO BRANCH,
                                  as Canadian Administrative Agent

                        /s/ Drew McDonald
                        ------------------------------------------------
                        Drew McDonald
                        Vice President

                        JPMORGAN BUSINESS CREDIT CORP., as Arranger

                        /s/ Robert J. Morrow
                        ------------------------------------------------
                        Robert J. Morrow
                        Director

                        COMPASS FOODS, INC.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        BORMAN'S, INC.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        SHOPWELL, INC.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        WALDBAUM, INC.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        SUPER FRESH FOOD MARKETS, INC.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        SUPER MARKET SERVICE CORP.

                        /s/ Mitchell P. Goldstein
                        ------------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        SUPER FRESH/SAV-A-CENTER, INC.

                        /s/ Mitchell P. Goldstein
                        ----------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        FOOD BASICS, INC.

                        /s/ Mitchell P. Goldstein
                        ---------------------------------------------
                        Mitchell P. Goldstein
                        Vice President

                        JPMORGAN CHASE BANK, as a Lender party hereto

                        /s/ Robert J. Morrow
                        ------------------------------------------------
                        Robert J. Morrow
                        Vice President

                        JPMORGAN CHASE BANK, TORONTO BRANCH,
                             as a Lender party hereto

                        /s/ Drew McDonald
                        ----------------------------------------------
                        Drew McDonald
                        Vice President

                        AMSOUTH BANK, as a Lender party hereto

                        /s/ Frank Marsicano
                        ------------------------------------------------
                        Frank Marsicano
                        Attorney in Fact

                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  as a Lender party hereto

                        /s/ Gary Prager
                        -----------------------------------------------
                        Gary Prager
                        Executive Vice President

                        CONGRESS FINANCIAL CORPORATION,
                            as a Lender party hereto

                        /s/ Robert H. Milhorat
                        -----------------------------------------------
                        Robert H. Milhorat
                        Vice President

                        FLEET CAPITAL CORPORATION, as a Lender party hereto

                        /s/ Michael Kerneklian
                        -------------------------------------------------
                        Michael Kerneklian
                        Vice President

                        GENERAL ELECTRIC CAPITAL CORPORATION,
                              as a Lender party hereto

                        /s/ Stephen M. Metivier
                        -----------------------------------------------
                        Stephen M. Metivier
                        Duly Authorized Signatory

                        GENERAL ELECTRIC CAPITAL CANADA INC.

                        /s/ Stephen B. Smith
                        ------------------------------------------------
                        Stephen B. Smith
                        Duly Authorized Signatory

                        GMAC COMMERCIAL FINANCE LLC, as a Lender party hereto

                        /s/ W. Wakefield Smith
                        -------------------------------------------------
                        W. Wakefield Smith
                        Director

                        GMAC COMMERCIAL FINANCE CORPORATION - CANADA

                        /s/ W. Wakefield Smith
                        -----------------------------------------------
                        W. Wakefield Smith
                        Director

                        HSBC BUSINESS CREDIT (USA) INC.,
                             as a Lender party hereto

                        /s/ Jimmy Schwartz
                        ----------------------------------------------
                        Jimmy Schwartz
                        Vice President

                        HSBC BANK USA, TORONTO BRANCH

                        /s/ Peter Leenaars
                        -----------------------------------------------
                        Peter Leenaars
                        Senior Manager

                        LASALLE BUSINESS CREDIT, a division of
                            ABN AMRO Bank N.V., Canada Branch
                        /s/ Aaron Turner
                        ------------------------------------------------
                        Aaron Turner
                        First Vice President

                        /s/ Keith Hughes
                        ----------------------------------------------
                        Keith Hughes
                        Senior Vice President

                        RZB FINANCE LLC, as a Lender party hereto

                        /s/ Frank J. Yautz
                        ------------------------------------------------
                        Frank J. Yautz
                        First Vice President

                        /s/ Eric Salat
                        -----------------------------------------------
                        Eric Salat
                        Group Vice President

                        SIEMENS FINANCIAL SERVICES, INC., as a Lender
                               party hereto

                        /s/ Frank Amodio
                        ---------------------------------------------
                        Frank Amodio
                        Vice President - Credit

                        UBS AG, STAMFORD BRANCH, as a Lender party hereto

                        /s/ Wilfred V. Saint
                        ------------------------------------------------
                        Wilfred V. Saint
                        Associate Director
                        Banking Products Services, US

                        /s/ Thomas R. Salzano
                        -----------------------------------------------
                        Thomas R. Salzano
                        Director
                        Banking Products Services, US


                        THE BANK OF NEW YORK, as a Lender party hereto

                        /s/ Lucille C. Madden
                        ----------------------------------------------
                        Lucille C. Madden
                        Vice President


                        WELLS FARGO FOOTHILL, as a Lender party hereto

                        /s/ Eunnie Kim
                        ------------------------------------------------
                        Eunnie Kim
                        Assistant Vice President

                        WHITEHALL BUSINESS CREDIT CORP.,
                             as a Lender party hereto

                        /s/ Alan F. McKay
                        ------------------------------------------------
                        Alan F. McKay
                        Vice President